UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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☐	Soliciting Material Pursuant to §240.14a-12

Duke Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy
Statement

and notice of
2006 Annual Meeting

526 South Church Street
Charlotte, NC 28202-1802

September 15, 2006

Dear Shareholder:

I am pleased to invite you to our annual meeting to be held on October 24, 2006, in the O. J. Miller Auditorium located in our Charlotte headquarters building.

As explained in the enclosed proxy statement, at this year’s meeting you will be asked to vote for the election of directors, approve the Duke Energy Corporation 2006 Long-Term Incentive Plan, ratify the selection of the independent public accountant and consider any other business that may properly come before the meeting.

It is important that all Duke Energy shareholders, regardless of the number of shares owned, participate in the affairs of the Company. At Duke Energy’s last annual meeting, in May 2005, over 85 percent of Duke Energy’s shares were represented in person or by proxy.

Even if you plan to attend this year’s meeting, it is a good idea to vote your shares now before the meeting, in the event your plans change. You may mark, date and sign the proxy card and return it using the enclosed, postage-paid envelope. Alternatively, you may also vote by telephone or the Internet. Please follow the voting instructions that are printed on your enclosed proxy card.

Whether you choose to vote by telephone, Internet or mail, your response is greatly appreciated.

We hope you will find it possible to attend this year’s meeting, and thank you for your continued interest in Duke Energy.

Sincerely,

James E. Rogers
President and
Chief Executive Officer

Duke Energy Corporation
526 South Church Street
Charlotte, NC 28202-1802

Notice of Annual Meeting of Shareholders
October 24, 2006

September 15, 2006

We will hold the annual meeting of shareholders of Duke Energy Corporation on Tuesday, October 24, 2006, at 10:00 a.m. in the O. J. Miller Auditorium in the Energy Center located at 526 South Church Street in Charlotte, North Carolina.

The purpose of the annual meeting is to consider and take action on the following:

1.                             Election of directors;

2.                             Approval of the Duke Energy Corporation 2006 Long-Term Incentive Plan;

3.                             Ratification of Deloitte & Touche LLP as Duke Energy’s independent public accountant for 2006; and

4.                             Transact any other business that may properly come before the meeting (or any adjournment or postponement of the meeting).

Shareholders of record as of the close of business on August 25, 2006, may vote at the annual meeting. It is important that your shares be represented at this meeting.

Whether or not you expect to be present at the annual meeting, please vote by marking, dating and signing the enclosed proxy card and return it using the enclosed, postage-paid envelope. You may also vote by telephone or Internet. Please follow the voting instructions that are printed on your enclosed proxy card. Regardless of the manner in which you vote, we urge and greatly appreciate your prompt response.

By order of the Board of Directors.

Julia S. Janson
Vice President, Corporate Secretary
and Chief Ethics & Compliance Officer

Commonly Asked Questions and Answers about the Annual Meeting

Q:	What am I voting on?
A:	• Election of directors;
• Approval of the Duke Energy Corporation 2006 Long-Term Incentive Plan; and
• Ratification of Deloitte & Touche LLP as Duke Energy’s independent public accountant for 2006.
Q:	Who can vote?
A:

Holders of Duke Energy Corporation (Duke Energy) common stock as of the close of business on the record date, August 25, 2006, may vote at the annual meeting, either in person or by proxy. Each share of Duke Energy common stock has one vote.

Q:	How do I vote?
A:	By Proxy – Before the annual meeting, you can give a proxy to vote your shares of Duke Energy common stock in one of the following ways:
• by telephone;
• by using the Internet; or
• by completing and signing your proxy card and mailing it in time to be received prior to the annual meeting.

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are printed on your enclosed proxy card.

If you mail us your properly completed and signed proxy card, or vote by telephone or Internet, your shares of Duke Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

• FOR the election of all nominees for director;
• FOR the approval of the Duke Energy Corporation 2006 Long-Term Incentive Plan; and
• FOR the ratification of the selection of Deloitte & Touche LLP as Duke Energy’s independent public accountant for 2006.

We do not expect that any other matters will be brought before the annual meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the annual meeting. If an issue comes up for vote at the annual meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

In Person – You may come to the annual meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the annual meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on August 25, 2006.

Q:	May I change or revoke my vote?
A:	You may change your vote or revoke your proxy at any time by:
• notifying Duke Energy’s Corporate Secretary in writing that you are revoking your proxy;
• giving another signed proxy that is dated after the proxy you wish to revoke;
• using the telephone or Internet voting procedures; or
• attending the annual meeting and voting in person.
Q:	Will my shares be voted if I do not provide my proxy?
A:

It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the election of directors and for Proposals 2 and 3 if you do not timely provide your proxy because these matters are considered “routine” under the applicable rules.

Q:	As a participant in the Duke Energy Retirement Savings Plan, how do I vote shares held in my plan account?
A:

If you are a participant in the Duke Energy Retirement Savings Plan, you have the right to provide voting directions to the plan trustee, by submitting your proxy card, for those shares of Duke Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, shares allocated to your plan account are to be voted by the plan trustee in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from plan participants. The plan trustee will follow participants’ voting directions, and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974. Because the plan trustee must process voting instructions from participants before the date of the annual meeting, you are urged to deliver your instructions well in advance of the annual meeting so that the instructions are received no later than Wednesday, October 18, 2006.

Q:	As a participant in the legacy Cinergy 401(k) plans, how do I vote shares held in my plan account?
A:

Cinergy sponsors three 401(k) plans that hold shares of Duke Energy common stock: the Cinergy Corp. Non-Union Employees’ 401(k) Plan; the Cinergy Corp. Union Employees’ 401(k) Plan; and the Cinergy Corp. Union Employees’ Savings Incentive Plan. These plans are collectively referred to herein as the “Cinergy 401(k) Plan.” If you are a participant in the Cinergy 401(k) Plan, you have the right to provide voting directions to the plan trustee by submitting your proxy card for those shares of Duke Energy common stock that are held by the Cinergy 401(k) Plan and allocated to your plan account. Plan participant voting directions are treated confidentially. The plan trustee will follow participants’ voting directions unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974. If you elect not to provide voting directions, the plan trustee will vote the Duke Energy common stock allocated to your plan account as it determines in its discretion. Because the plan trustee must process voting instructions from participants before the date of the annual meeting, you are urged to deliver your instructions well in advance of the annual meeting so that the instructions are received no later than Wednesday, October 18, 2006.

Q:	What constitutes a quorum?
A:

As of the record date 1,254,144,806 shares of Duke Energy common stock were issued and outstanding and entitled to vote at the annual meeting. In order to conduct the annual meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under New York Stock Exchange listing standards, does not have discretionary authority to vote on a proposal.

Q:	What vote is needed for these proposals to be adopted?
A:

Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. The affirmative vote of a majority of the shares present and entitled to vote at the annual meeting is required to approve Proposals 2 and 3. In tabulating the vote on any matter other than the election of directors, abstentions will have the same effect as votes against the matter and shares that are the subject of a broker non-vote will be deemed absent and will have no effect on the outcome of the vote.

Q:	Who conducts the proxy solicitation and how much will it cost?
A:

Duke Energy is requesting your proxy for the annual meeting and will pay all the costs of requesting shareholder proxies. We have hired Georgeson Shareholder Communications, Inc. to help us send out the proxy materials and request proxies. Georgeson’s fee for these services is $20,000, plus out-of-pocket expenses. We can request proxies through the mail or personally by telephone, telegram, fax or other means. We can use directors, officers and regular employees of Duke Energy to request proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of Duke Energy common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors

The Board of Directors of Duke Energy currently consists of 15 members. We have a declassified Board of Directors, which means all of the directors are voted on every year at the annual meeting.

The Board of Directors has nominated the following directors for election:

Roger Agnelli, Paul M. Anderson, William Barnet, III, G. Alex Bernhardt, Sr., Michael G. Browning, Phillip R. Cox, William T. Esrey, Ann Maynard Gray, James H. Hance, Jr., Dennis R. Hendrix, Michael E.J. Phelps, James T. Rhodes, James E. Rogers, Mary L. Schapiro and Dudley S. Taft.

If any director is unable to stand for election, the Board of Directors may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

Roger Agnelli
Director since 2006 (previous director of Duke Energy Corporation since 2004)
President and Chief Executive Officer
Companhia Vale do Rio Doce (CVRD), Brazil
Age 47

Mr. Agnelli was elected President and CEO of CVRD, a global mining company and the world’s largest producer of iron ore, in 2001. He served in various positions at Bradesco, a Brazilian financial conglomerate, from 1981 to 2001 and was President and CEO of Bradespar S.A. from March, 2000, to July, 2001. He is a director of Asea Brown Boveri (ABB Ltd), Suzano Petroquímica S.A. and Petrobras-Petroleo Brasileiro S.A.

Paul M. Anderson
Director since 2006 (previous director of Duke Energy Corporation since 2003)
Chairman of the Board
Duke Energy Corporation
Age 61

Mr. Anderson became Chairman of the Board in April, 2006 in connection with the merger of Duke Energy and Cinergy Corp. Prior to that he served as Chairman, President and CEO of Duke Energy from 2003 to 2006. He served as Managing Director and CEO of BHP Billiton LTD and BHP Billiton PLC from 1998 until his retirement in 2002, President and Chief Operating Officer of Duke Energy from 1997 to 1998 and President and Chief Executive Officer of PanEnergy Corp from 1995 to 1997, prior to the 1997 merger of PanEnergy Corp and Duke Energy. He is a director of Qantas Airways Limited and BHP Billiton Limited.

William Barnet, III
Director since 2006 (previous director of Duke Energy Corporation since 2005)
Chairman, President and Chief Executive Officer
The Barnet Company Inc. and Barnet Development Corporation
Age 64

Mr. Barnet is Chairman, President and CEO of the Barnet Company Inc. and Barnet Development Corporation, both of which are real estate and investment firms. He is the mayor of Spartanburg, S.C. He is also a member of the board of directors of Bank of America.

G. Alex Bernhardt, Sr.
Director since 2006 (previous director of Duke Energy Corporation since 1991)
Chairman and CEO
Bernhardt Furniture Company
Age 63

Mr.Bernhardt has been associated with Bernhardt Furniture Company, a furniture manufacturer, since 1965. He was named President and a director in 1976 and became Chairman and CEO in 1996.

Michael G. Browning
Director since 2006 (previous director of Cinergy Corp. since 1994)
Chairman and President
Browning Investments, Inc.
Age 60

Mr.Browning has been Chairman and President of Browning Investments, Inc., a real estate development firm, since 1981. He also serves as owner, general partner or managing member of various real estate entities. He is a director of Standard Management Corporation.

Phillip R. Cox
Director since 2006 (previous director of Cinergy Corp. since 1994)
President and Chief Executive Officer
Cox Financial Corporation
Age 58

Mr. Cox has served as President and CEO of Cox Financial Corporation, a provider of financial and estate planning services, for over 30 years. He is Chairman of the Board of Cincinnati Bell, Inc. and a director of The Timken Company and Diebold, Incorporated.

William T. Esrey
Director since 2006 (previous director of Duke Energy Corporation since 1985)
Chairman Emeritus
Sprint Corporation
Age 66

Mr. Esrey, Chairman Emeritus of Sprint Corporation, a diversified telecommunications holding company, served as its CEO from 1985 to 2003, and as its Chairman from 1990 to 2003. He also served as Chairman of Japan Telecom from 2003 to 2004. Mr. Esrey is a director of General Mills, Inc.

Ann Maynard Gray
Director since 2006 (previous director of Duke Energy Corporation since 1994)
Former Vice President, ABC, Inc. and Former President,
Diversified Publishing Group of ABC, Inc.
Age 61

Ms.Gray was President, Diversified Publishing Group of ABC, Inc., a television, radio and publishing company, from 1991 until 1997, and was a Corporate Vice President of ABC, Inc. and its predecessors from 1979 to 1998. She is a director of Elan Corporation, plc and The Phoenix Companies, Inc.

James H. Hance, Jr.
Director since 2006 (previous director of Duke Energy Corporation since 2005) Retired Vice Chairman and Chief Financial Officer Bank of America
Age 62

Mr. Hance was Vice Chairman of Bank of America from 1994 to 2005 and served as Chief Financial Officer from 1988 to 2004. He is a certified public accountant and spent 17 years with Price Waterhouse (now PricewaterhouseCoopers LLP). He is a director of Sprint Nextel Corporation, EnPro Industries Inc., Cousins Properties Incorporated and Rayonier Inc.

Dennis R. Hendrix
Director since 2006 (previous director of Duke Energy Corporation since 2004) Retired Chairman of the Board
PanEnergy Corp
Age 66

Mr. Hendrix served as a director of Duke Energy from 1997 to 2002 and from 2004 until the merger with Cinergy Corp. He was Chairman of the Board of PanEnergy Corp from 1990 to 1997, CEO from 1990 to 1995 and President from 1990 to 1993. Mr. Hendrix is a director of Allied Waste Industries Inc., Grant Prideco, Inc. and Newfield Exploration Company.

Michael E.J. Phelps
Director since 2006 (previous director of Duke Energy Corporation since 2002)
Chairman, Dornoch Capital Inc.
Chairman, Duke Energy Canadian Advisory Council
Age 59

Mr.Phelps was named Chairman, Dornoch Capital Inc., an investment capital company, in 2003 and Chairman, Duke Energy Canadian Advisory Council in 2002. He served as Chairman and CEO of Westcoast Energy Inc. from 1992 to 2002. He is a director of Canfor Corporation, Canadian Pacific Railway Company and Fairborne Energy Ltd.

James T. Rhodes, Ph.D.
Director since 2006 (previous director of Duke Energy Corporation since 2001)
Retired Chairman, President and CEO
Institute of Nuclear Power Operations
Age 65

Dr. Rhodes was Chairman and CEO of the Institute of Nuclear Power Operations, a nonprofit corporation promoting safety, reliability and excellence in nuclear plant operation, from 1998 to 1999 and Chairman, President and CEO from 1999 until 2001. He served as President and CEO of Virginia Electric & Power Company, a subsidiary of Dominion Resources, Inc., from 1989 until 1997. Dr. Rhodes is a member of the Advisory Council for the Electric Power Research Institute.

James E. Rogers
Director since 2006 (previous director of Cinergy Corp. since 1993)
President and Chief Executive Officer
Duke Energy Corporation
Age 59

Mr. Rogers was Chairman and CEO of Cinergy Corp. from 1994 until its merger with Duke Energy, and was formerly chairman, president and CEO of PSI Energy, Inc. He is a director of Fifth Third Bancorp and Fifth Third Bank.

Mary L. Schapiro
Director since 2006 (previous director of Cinergy Corp. since 1999)
Chairman and CEO
National Association of Securities Dealers (NASD)
Age 51

Ms. Schapiro became Chairman and CEO of NASD, the world’s largest private sector securities regulator, on September 1, 2006. She is also a member of the NASD board of governors. She previously served as Vice Chairman of NASD since 2002 and President of the Regulatory Policy and Oversight Division since 1996. She has served as chairman of the Commodity Futures Trading Commission and participated in the President’s Working Group on Financial Markets. She served as commissioner of the Securities and Exchange Commission for six years. She is a director of Kraft Foods Inc.

Dudley S. Taft
Director since 2006 (previous director of Cinergy Corp. since 1994)
President and CEO
Taft Broadcasting Company
Age 66

Mr. Taft has served as President and CEO of Taft Broadcasting Company, which holds investments in media-related activities, since 1987. He is a director of Fifth Third Bancorp, Fifth Third Bank and Tribune Co.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Information on the Board of Directors

Board Meetings and Attendance

The Board of Directors had 9 meetings during 2005. No director attended less than 75% of the total of the Board meetings and the meetings of the committees upon which he or she served. Ann M. Gray was appointed as lead director on May 12, 2004. The lead director is responsible for presiding at Board meetings when the Chairman is not present, presiding at executive sessions of the nonmanagement directors, assisting in developing the Board agenda in collaboration with the Chairman, calling special meetings of the Board of Directors, and serving as a liaison between the independent directors and the Chairman and the Chief Executive Officer. In 2005, the directors met 6 times in executive session without management present and 4 times in executive session with independent directors only. Directors are encouraged to attend the annual meeting of shareholders. Eleven of 13 directors attended Duke Energy’s last annual meeting of shareholders.

Independence of Directors

The Board of Directors may determine a director to be independent if the Board has affirmatively determined that the director has no material relationship with Duke Energy or its subsidiaries (references in this proxy statement to Duke Energy’s subsidiaries shall mean its consolidated subsidiaries), either directly or as a shareholder, director, officer or employee of an organization that has a relationship with Duke Energy or its subsidiaries. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board between annual meetings, at such time.

The Board of Directors has determined that the following directors have no material relationship with Duke Energy or its subsidiaries and are independent under the listing standards of the New York Stock Exchange: Roger Agnelli, William Barnet, III, G. Alex Bernhardt, Sr., Michael G. Browning, Phillip R. Cox, William T. Esrey, Ann M. Gray, James H. Hance, Jr., Dennis R. Hendrix, Michael E.J. Phelps, James T. Rhodes, Mary L. Schapiro and Dudley S. Taft. In reaching this conclusion, the Board of Directors considered all transactions and relationships between each director or any member of his or her immediate family and Duke Energy and its subsidiaries. See “Certain Relationships and Related Transactions” beginning on page 60 for additional information regarding certain relationships.

To assist in this determination, the Board of Directors adopted the following categorical standards for relationships that are deemed not to impair a director’s independence:

Relationship	Requirements for Immateriality of Relationship
Personal Relationships

The director or immediate family member resides within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.

•     Utility services must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, an arm’s-length term.

The director or immediate family member holds securities issued publicly by Duke Energy or its subsidiaries.	• The director or immediate family member can receive no extra benefit not shared on a pro rata basis.

The director or immediate family member receives pension or other forms of deferred compensation for prior service, or other compensation unrelated to director or meeting fees, from Duke Energy or its subsidiaries.

•     The compensation cannot be contingent in any way on continued service, and

•     The director has not been employed by Duke Energy or any company that was a subsidiary of Duke Energy at the time of such employment for at least three years, or the immediate family member has not been an executive officer of Duke Energy for at least three years and any such compensation that is not pension or other forms of deferred compensation for prior service cannot exceed $10,000 per year.

Business Relationships

Payments for property or services are made between Duke Energy or its subsidiaries and a company associated* with the director or immediate family member who is an executive officer of the associated company.

•     Payment amounts must not exceed the greater of $1,000,000 or 2% of the associated company’s revenues in any of its last three fiscal years, and

•     Relationship must be in the ordinary course of Duke Energy’s or its subsidiary’s business and on arm’s-length terms.

Indebtedness is outstanding between Duke Energy or its subsidiaries and a company associated* with the director or immediate family member.

•     Indebtedness amounts must not exceed 5% of the associated company’s assets in any of its last three fiscal years, and

•     Relationship must be in the ordinary course of Duke Energy’s or its subsidiary’s business and on arm’s-length terms.

The director or immediate family member is a nonmanagement director of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.

• The business must be done in the ordinary course of Duke Energy’s or its subsidiary’s business and on arm’s-length terms.

An immediate family member is an employee (other than an executive officer) of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.

• If the immediate family member lives in the director’s home, the business must be done in the ordinary course of Duke Energy’s or its subsidiary’s business and on arm’s-length terms.

The director and his or her immediate family members together own 5% or less of a company that does business with Duke Energy or its subsidiaries or in which Duke Energy or its subsidiaries have an equity interest.

• None

Charitable Relationships

Charitable donations or pledges are made by Duke Energy or its subsidiaries to a charity associated* with the director or immediate family member.	• Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity’s revenues in any of its last three fiscal years.
A charity associated* with the director or immediate family member is located within a service area of, and is provided with utility service by, Duke Energy or its subsidiaries.

•     Utility service must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm’s-length terms.

Payments for property or services are made between Duke Energy or its subsidiaries and a charity associated* with the director or immediate family member.	• Relationships must be in the ordinary course of Duke Energy’s or its subsidiary’s business and on arm’s-length terms or subject to competitive bidding.

*                                  An “associated” company or charity is one (a) for which the director or immediate family member is an officer, director, advisory board member, trustee, general partner, principal or employee, or (b) of which the director and immediate family members together own more than 5%.

For purposes of these standards, immediate family members include a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. For purposes of the contribution relationship described under “Charitable Relationships” above, payments exclude amounts contributed or pledged to match employee contributions or pledges.

Board Committees

The Board of Directors has the five standing committees described below:

•              The Audit Committee selects and retains a firm of independent public accountants to conduct audits of the accounts of Duke Energy and its subsidiaries. It also reviews with the independent public accountants the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Duke Energy and its subsidiaries, and makes reports and recommendations to the Board as it deems appropriate. The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Duke Energy by its independent public accountants. Pursuant to this responsibility, the Audit Committee adopted the policy on Engaging External Auditor for Services which provides that the Committee will annually establish detailed services and related fee levels that may be provided by the independent public accountants. See “Independent Public Accountants” for additional information on the Audit Committee’s pre-approval policy.

The Board has determined that Ms. Mary L. Schapiro and Messrs. William T. Esrey and James T. Rhodes are “audit committee financial experts” as such term is defined in Item 401(h) of Regulation S-K. See above for a description of their business experience.

This Committee met 16 times during 2005. During 2005, the Audit Committee members were Messrs. William T. Esrey (Chair), William Barnet, III, G. Alex Bernhardt, Sr., A. Max Lennon and James T. Rhodes. All of the members were determined to be “independent” within the meaning of Sections 303.01(B)(2)(a), 303.01(B)(3) and 303A.02 of the NYSE’s listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 and the company’s categorical standards for independence. In addition, each Audit Committee member meets the expertise requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC. As of April 3, 2006, the Audit Committee members were Messrs. Phillip R. Cox (Chair), William Barnet, III, G. Alex Bernhardt, Sr., William T. Esrey and James T. Rhodes and Ms. Mary L. Schapiro. All of these members have been determined to be “independent” within the meaning of Sections 303.01(B)(2)(a), 303.01(B)(3) and 303A.02 of the NYSE’s listing standards and Rule 10A-3 of the Securities Exchange Act of 1934 and the company’s categorical standards for independence. In addition, each of these members meet the expertise requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC.

•              The Compensation Committee sets the salaries and other compensation of certain employees, including all executive officers of Duke Energy. This Committee also makes recommendations to the Board of Directors on compensation for outside directors. The Subcommittee for Performance Based Compensation, which is comprised of each member of the Compensation Committee who is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, sets performance-based compensation for executive officers for purposes of Section 162(m) of the Internal Revenue Code.

This Committee met 7 times during 2005. During 2005, the Compensation Committee members were Messrs. James G. Martin (Chair), Roger Agnelli, Dennis R. Hendrix and Leo E. Linbeck, Jr. and Ms. Ann M. Gray. Each member was determined to be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and “independent” within the meaning of Section 303A.02 of the NYSE’s listing standards and the company’s categorical standards for independence, and each of Messrs. James G. Martin (Chair), Roger Agnelli and Leo E. Linbeck, Jr. and Ms. Ann M. Gray has been determined to be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. As of April 3, 2006, the Compensation Committee members were Messrs. James H. Hance, Jr. (Chair), Roger Agnelli, Dennis R. Hendrix and Dudley S. Taft and Ms. Ann M. Gray. Each of these members has been determined to be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and “independent” within the meaning of Section 303A.02 of the NYSE’s listing standards and the company’s categorical standards for independence. Each of these members, other than Mr. Hendrix, has been determined to be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

•              The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board of Directors and its committees and recommends potential successors to the Chief Executive Officer. This committee also recommends to the Board the slate of nominees, including any nominees recommended by shareholders, for director for each year’s annual meeting and, when vacancies occur, names of individuals who would make suitable directors of Duke Energy. This committee may engage an external search firm or third party to identify or evaluate or to assist in identifying or evaluating a potential nominee.

This Committee met 6 times during 2005. During 2005, the Corporate Governance members were Ms. Ann M. Gray (Chair) and Messrs. James H. Hance, Jr., James G. Martin and Michael E.J. Phelps. All of the members were determined to be “independent” within the meaning of Section 303A.02 of the NYSE’s listing standards and the company’s categorical standards for independence. As of April 3, 2006, the Corporate Governance Committee members were Ms. Ann M. Gray (Chair), Messrs. Michael G. Browning, William T. Esrey, Dennis R. Hendrix and Michael E.J. Phelps and Ms. Mary L. Schapiro. Each of these members have been determined to be “independent” within the meaning of Section 303A.02 of the NYSE’s listing standards and the company’s categorical standards for independence.

•              The Finance and Risk Management Committee reviews Duke Energy’s financial and fiscal affairs and makes recommendations to the Board of Directors regarding dividends, financing and fiscal policies. It reviews the financial exposure of Duke Energy, as well as mitigating strategies, and determines whether actions taken by management with respect to financial matters are consistent with Duke Energy’s internal controls.

This Committee met 11 times during 2005. During 2005, the Finance and Risk Management members were Messrs. Michael E.J. Phelps (Chair), Roger Agnelli, James H. Hance, Jr. and Dennis R. Hendrix and Ms. Ann M. Gray. As of April 3, 2006, the Finance and Risk Management Committee members were Messrs. Michael E.J. Phelps (Chair), Roger Agnelli, James H. Hance, Jr. and Dennis R. Hendrix and Ms. Ann M. Gray.

•              The Nuclear Oversight Committee provides oversight of the nuclear safety, operational and financial performance, and long-term plans and strategies of Duke Energy’s nuclear power program. The oversight role is one of review, observation and comment and in no way alters management authority, responsibility or accountability.

This Committee met 4 times during 2005. During 2005, the Nuclear Oversight Committee members were Messrs. James T. Rhodes (Chair), G. Alex Bernhardt, Sr., A. Max Lennon and James G. Martin.

As of April 3, 2006, the Nuclear Oversight Committee members were Messrs. James T. Rhodes (Chair), William Barnet, III, G. Alex Bernhardt, Sr., Michael G. Browning and Dudley S. Taft.

Each committee operates under a written charter adopted by the Board of Directors. The charters are posted on our website at www.duke-energy.com/investors/corporate and are available in print to any shareholder upon request.

Board Committee Membership Roster (as of September 15, 2006)

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management	Nuclear Oversight
R. Agnelli		X		X
P.M. Anderson
W. Barnet, III	X				X
G.A. Bernhardt, Sr.	X				X
M.G. Browning			X		X
P.R. Cox	•
W. T. Esrey	X		X
A.M. Gray		X	•	X
J.H. Hance, Jr.		•		X
D.R. Hendrix		X	X	X
M.E.J. Phelps			X	•
J.T. Rhodes	X				•
J.E. Rogers
M.L. Schapiro	X		X
D.S. Taft		X			X

•                                  Committee Chair

Compensation of Directors

Annual Retainer and Fees.   As of December 31, 2005, the fees paid to our outside directors consisted of:

		Meeting Fees
Type of Fee	Fee (Other Than for Meetings)	In-person Attendance at Meetings Held in Conjunction With a Regular Board Meeting	In-Person Meetings Not Held in Conjunction With a Regular Board Meeting	Telephonic Participation in Meetings
Annual Board Retainer (Cash)	$45,000
Annual Board Retainer (Stock)	$65,000
Board Meeting Fees		$1,500	$2,500	$1,500
Annual Lead Director Retainer	$20,000
Annual Audit Committee Chair Retainer	$20,000
Annual Chair Retainer (Other Committees)	$7,500
Audit Committee Meeting Fees		$3,000	$2,500	$2,000
Nuclear Oversight Committee Meeting Fees		$3,000	$2,500	$1,500
Other Committee Meeting Fees		$1,500	$2,500	$1,500

Effective as of the April 3, 2006 consummation of the merger with Cinergy, the retainer and meeting fees listed above were modified, as reflected in the following chart (with changes in italics):

		Meeting Fees
Type of Fee	Fee (Other Than for Meetings)	In-person Attendance at Meetings Held in Conjunction With a Regular Board Meeting	In-Person Meetings Not Held in Conjunction With a Regular Board Meeting	Telephonic Participation in Meetings
Annual Board Retainer (Cash)	$50,000
Annual Board Retainer (Stock)	$75,000
Board Meeting Fees		$2,000	$2,500	$2,000
Annual Lead Director Retainer	$20,000
Annual Audit Committee Chair Retainer	$20,000
Annual Chair Retainer (Other Committees)	$8,500
Audit Committee Meeting Fees		$3,000	$2,500	$2,000
Nuclear Oversight Committee Meeting Fees		$4,000	$2,500	$2,000
Other Committee Meeting Fees		$2,000	$2,500	$2,000

Annual Stock Retainer for 2005.   In 2005, the portion of the annual Board retainer payable in stock was paid in the form of two awards of phantom stock units under the Duke Energy 1998 Long-

Term Incentive Plan. One award, for 1,820 phantom stock units, was approved on February 28, 2005. Following approval of changes to the directors’ compensation program in May 2005, at which time the stock retainer was increased to $65,000 from $50,000, a second award for 540 phantom stock units was granted on May 12, 2005, to approximate the difference between the annual target value and the value of the award made in February. The units vest ratably over five years, or, if earlier, upon (1) termination of service after attaining age 70, (2) termination of service after attaining age 62 with at least 10 years of service, (3) termination of service due to death or disability, or (4) upon a change in control.

Deferral Plans and Stock Purchases.   Generally, directors may elect to receive all or a portion of their annual compensation, consisting of retainers and attendance fees, on a current basis, or defer all or a portion of such compensation under an applicable deferred compensation plan or arrangement, including the Duke Energy Corporation Directors’ Savings Plan II and the Cinergy Corp. Directors’ Deferred Compensation Plan. Up to 50% of annual cash compensation may also be received on a current basis in the form of Duke Energy common stock. Deferred amounts are credited to an unfunded account for the director’s benefit, the balance of which is adjusted for the performance of phantom investment options, including the Duke Energy common stock fund, as elected by the director. The outside director will receive deferred amounts credited to his or her account generally following termination of his or her service from the Board of Directors, in accordance with his or her distribution elections.

Charitable Giving Program.   Duke Energy maintains a Directors’ Charitable Giving Program under which certain of our current directors remain eligible. Eligibility for this program has been frozen and no director who is not currently eligible may become eligible in the future. Under this program, Duke Energy will make, upon the director’s death, donations of up to $1,000,000 to charitable organizations selected by the director. A director may request that Duke Energy make donations under this program during the director’s lifetime, in which case the maximum donation will be reduced on an actuarially-determined net present value basis. In 2005, donations of $310,750 were made by Duke Energy to charitable organizations at the request of Mr. Robert J. Brown, who retired from the Board of Directors effective with the 2005 annual shareholder meeting. Duke Energy maintains life insurance policies upon eligible directors to fund donations under the program. Eligible directors include only those who were members of the Board of Directors on February 18, 1998, and certain former directors who previously qualified for this benefit. In addition, Duke Energy maintains The Duke Energy Foundation Matching Gifts Program under which directors are eligible for matching contributions of up to $5,000 per director per calendar year to qualifying institutions.

Expense Reimbursement and Insurance.   Duke Energy provides travel insurance to directors, and reimburses directors for expenses reasonably incurred in connection with attendance and participation at Board and Committee meetings and special functions.

Reimbursement of Certain Expenses; Gifts.   In August, 2005, in connection with a Board of Directors meeting held in Washington D.C., spouses of certain outside directors attended lunch and dinner events paid for by Duke Energy. In connection with this Board meeting, Duke Energy also paid for a reception and tours and round-trip transportation for the spouses of certain directors. The total cost of the foregoing was approximately $27,000. Duke Energy also presented a holiday gift to each outside director in 2005, at a total cost of approximately $3,700.

Stock Ownership Guidelines.   Outside directors are subject to stock ownership guidelines which establish a target level of ownership of Duke Energy common stock (or common stock equivalents) of 4,000 shares. As of the date of this proxy statement, the targeted ownership level has been met by all but one director who, having joined the Board of Directors in 2004 has until 2009 to meet the target level.

The following table sets forth the compensation earned during 2005 by each individual who served as an outside director during 2005.

Name(1)	Board Retainer - Stock ($)	Board Retainer- Cash ($)	Board Meeting and Other Attendance Fees ($)	Committee Meeting Attendance Fees ($)	Lead Director/ Committee Chair Retainers ($)		Total (Excluding Expense Reimbursement) ($)
R. Agnelli	64,801	45,000	9,000	18,000	—		136,801
W. Barnet, III	—	11,250	4,500	5,000	—		20,750
G.A. Bernhardt, Sr.	64,801	45,000	13,500	39,500	—		162,801
R.J. Brown	49,886	18,750	4,500	17,500	—		90,636
W.T. Esrey	64,801	45,000	13,500	29,000	20,045	(2)	172,346
A.M. Gray	64,801	45,000	16,500	36,000	27,500		189,801
J.H. Hance, Jr.	—	26,250	9,000	12,000	—		47,250
D.R. Hendrix	64,801	45,000	12,000	21,000	—		142,801
G.D. Johnson, Jr.	49,886	18,750	3,000	3,000	—		74,636
A.M. Lennon	64,801	45,000	18,000	35,000	—		162,801
L.E. Linbeck, Jr.	49,886	18,750	4,500	10,500	—		83,636
J.G. Martin	64,801	45,000	15,000	32,000	7,500		164,301
M.E.J. Phelps	64,801	45,000	13,500	27,000	7,500		157,801
J.T. Rhodes	64,801	45,000	12,000	38,000	7,500		167,301

(1)                         Effective April 3, 2006, the following individuals were appointed to the Board of Directors of Duke Energy Corporation in connection with the merger with Cinergy Corp.: Michael G. Browning, Phillip R. Cox, James E. Rogers, Mary L. Schapiro and Dudley S. Taft. In addition, Messrs. Barnet and Hance joined the Board of Directors in 2005 and Messrs. Brown and Linbeck retired from the Board of Directors in 2005.

(2)                         Mr. Esrey received an overpayment of $45 for his 2005 compensation. Mr. Esrey’s 2006 compensation has been reduced by the amount of this overpayment.

PROPOSAL 2: APPROVAL OF the DUKE ENERGY CORPORATION 2006 LONG-TERM INCENTIVE PLAN

Introduction

The Board of Directors of Duke Energy considers equity-based compensation an essential tool to attract, motivate and retain our officers, key employees and directors and to align their interests with the interests of our shareholders. Consistent with this view, on August 29, 2006 the Board of Directors unanimously adopted, subject to the approval of Duke Energy’s shareholders at the annual meeting, the Duke Energy Corporation 2006 Long-Term Incentive Plan (the “2006 Plan”). The 2006 Plan will maintain the flexibility that we need to keep pace with our competitors and effectively attract, motivate and retain the caliber of employees and directors essential to our success.

Duke Energy has historically granted equity awards under various plans, including the Duke Energy Corporation 1998 Long-Term Incentive Plan, as amended, and the Cinergy Corp. 1996 Long-Term Incentive Compensation Plan, as amended (the “Prior Plans”). If approved by our shareholders, the 2006 Plan will become effective and no further awards will be made under the Prior Plans. Awards granted under the Prior Plans prior to shareholder approval of the 2006 Plan will remain outstanding in accordance with their terms.

The following is a summary of the 2006 Plan. The full text of the 2006 Plan has been filed as an appendix to this Proxy Statement and is available on the SEC’s website at www.sec.gov.

Our shareholders are asked to approve the 2006 Plan to qualify stock options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code, to qualify certain compensation under the 2006 Plan as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, and to satisfy New York Stock Exchange guidelines relating to equity compensation.

Plan Highlights

The 2006 Plan authorizes the grant of equity-based compensation to our key employees and non-employee directors in the form of stock options, stock appreciation rights, restricted shares, performance shares, performance units, phantom stock, stock bonuses and dividend equivalents.

In designing the 2006 Plan, we have incorporated a number of key features in the plan, which we believe demonstrates our commitment to effectively managing our equity compensation program and protecting the interests of our shareholders. Some of these key features are highlighted below and are more fully described under the heading “Summary of the Plan.”

•              If approved by our shareholders, the 2006 Plan will become effective and no further awards will be made under the Prior Plans. Awards granted under the Prior Plans prior to shareholder approval of the 2006 Plan will remain outstanding in accordance with their terms.

•              The 2006 Plan contains a fungible share limit, which means that so-called “full value awards” such as restricted shares, performance awards, phantom stock, dividend equivalents paid in the form of Duke Energy common stock and stock bonuses are counted against the 60,000,000 share reserve as four shares for every one share that is issued in connection with such award. The result is that only up to 15,000,000 shares may be issued as full value awards.

•              The 2006 Plan imposes certain sub-limits on awards granted to any one individual during any one calendar year. As a result, no individual may be granted, during any calendar year: (i) stock options covering more than 3,000,000 shares, (ii) stock appreciation rights covering more than 3,000,000 shares of Duke Energy common stock, (iii) restricted shares covering more than 600,000 shares of Duke Energy common stock, (iv) performance units paying a maximum amount of more than $3,750,000 or (v) performance shares covering more than 600,000 shares of Duke Energy common stock.

•              The 2006 Plan does not permit what has been labeled by some shareholder groups as “liberal share counting” when determining the number of shares that have been granted. Only awards that are cancelled, forfeited or which are paid in cash can be added back to the 60,000,000 share reserve.

•              Stock options and stock appreciation rights must be granted with an exercise price or base price at least equal to the fair market value of a share of Duke Energy’s common stock on the date of grant. In other words, the 2006 Plan prohibits the use of “discounted” stock options or stock appreciation rights.

•              The repricing of stock options and stock appreciation rights is prohibited without shareholder approval.

•              The 2006 Plan is designed to allow awards made under the plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

Summary of the Plan

Reservation of Shares.   Duke Energy has reserved, subject to shareholder approval of the 2006 Plan, 60,000,000 shares of common stock for issuance under the 2006 Plan, which may include authorized but unissued shares, treasury shares, or a combination thereof. Shares of common stock that are issued in connection with all awards other than stock options and stock appreciation rights shall be counted against the 60,000,000 limit described above as four shares of common stock for every one share of common stock that is issued in connection with an award.

Shares covered by an award granted under the 2006 Plan shall not be counted as used unless and until they are actually issued and delivered to a participant. Shares covering awards that expire, are forfeited or are cancelled will again be available for issuance under the 2006 Plan, and upon payment in cash of the benefit provided by any award granted under the 2006 Plan, any shares that were covered by that award will be available for issue under the 2006 Plan. However, the following shares of common stock will not be added back to the aggregate plan limit described above: (1) shares tendered in payment of the option price of a stock option; (2) shares withheld by Duke Energy to satisfy the tax withholding obligation; and (3) shares that are repurchased by Duke Energy in connection with the exercise of a stock option granted under the 2006 Plan. Moreover, all shares of Duke Energy common stock covered by a stock appreciation right, to the extent that it is exercised and settled in shares, and whether or not shares are actually issued to the participant upon exercise of the right, shall be considered issued or transferred pursuant to the 2006 Plan.

In addition to the aggregate limit on awards described above, the 2006 Plan imposes various sub-limits on the number of shares of Duke Energy common stock that may be issued or transferred thereunder. In order to comply with the rules applicable to incentive stock options, the 2006 Plan provides that the aggregate number of shares of Duke Energy common stock actually issued or transferred upon the exercise of incentive stock options may not exceed 60,000,000 shares. In order to comply with the exemption from Section 162(m) of the Internal Revenue Code relating to performance-based compensation, the 2006 Plan imposes the following additional sub-limits on awards granted to any one individual during any calendar year: (i) stock options covering more than 3,000,000 shares, (ii) stock appreciation rights covering more than 3,000,000 shares of Duke Energy common stock, (iii) restricted shares covering more than 600,000 shares of Duke Energy common stock, (iv) performance units paying a maximum amount of more than $3,750,000 or (v) performance shares covering more than 600,000 shares of Duke Energy common stock.

The maximum number of shares of Duke Energy common stock which may be awarded under the 2006 Plan and the various sub-limits described above are subject to adjustment in the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event in respect of the common stock.

Administration.   The 2006 Plan will be administered by the Compensation Committee. Subject to the limitations set forth in the 2006 Plan, the Compensation Committee has the authority to determine the persons to whom awards are granted, the types of awards to be granted, the time at which awards will be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which the award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an award, and the duration of the award. The Compensation Committee may provide for the acceleration of the vesting or exercise period of an award at any time prior to its termination or upon the occurrence of specified events. With the consent of the affected participant, the Compensation Committee has the authority to cancel and replace awards previously granted with new awards for the same or a different number of shares and for the same or different exercise or base price and may amend the terms of any outstanding award, provided that the Compensation Committee shall not have the authority to reduce the exercise or base price of an award by amendment or cancellation and substitution of an existing award without approval of Duke Energy’s shareholders. The Compensation Committee shall have the right, from time to time, to delegate to one or more officers or directors of Duke Energy the authority to grant and determine the terms and conditions of awards under the 2006 Plan, subject to such limitations as the Compensation Committee shall determine. With respect to awards granted under the 2006 Plan to non-employee members of the Board of Directors, all rights, powers and authorities vested in the Compensation Committee under the 2006 Plan shall instead be exercised by the Board of Directors.

Eligibility.   All key employees of Duke Energy and its subsidiaries (or any person who has agreed to serve in such capacity) and all non-employee directors are eligible to be granted awards under the 2006 Plan, as selected from time to time by the Compensation Committee in its sole discretion. Accordingly, currently approximately 700 employees and 13 non-employee directors are eligible for awards under the 2006 Plan.

Stock Options.   The 2006 Plan authorizes the grant of nonqualified stock options and incentive stock options. Nonqualified stock options may be granted to employees and non-employee directors.

Incentive stock options may only be granted to employees. The exercise price of an option may be determined by the Compensation Committee, provided that the exercise price per share of an option may not be less than the fair market value of a share of Duke Energy’s common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto). The fair market value of a share of Duke Energy’s common stock as reported on the New York Stock Exchange on August 25, 2006 was $29.45. The value of common stock (determined at the date of grant) that may be subject to incentive stock options that become exercisable by any one employee in any one year is limited to $100,000. The maximum term of stock options granted under the 2006 Plan is ten years from the date of grant. The Compensation Committee shall determine the extent to which an option shall become and/or remain exercisable in the event of termination of employment or service of a participant under certain circumstances, including retirement, death or disability, subject to certain limitations for incentive stock options. Under the 2006 Plan, the exercise price of an option is payable by the participant (i) in cash, (ii) in the discretion of the Compensation Committee, in shares of common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) in the discretion of the Compensation Committee, from the proceeds of sale through a broker on the date of exercise of some or all of the shares of common stock to which the exercise relates, (iv) in the discretion of the Compensation Committee, by withholding from delivery shares of common stock for which the option is otherwise exercised, or (v) by any other method approved of by the Compensation Committee. Nonqualified stock options granted under the 2006 Plan are intended to qualify for exemption under section 162(m) of the Internal Revenue Code.

Stock Appreciation Rights.   The 2006 Plan authorizes the grant of awards of stock appreciation rights. A stock appreciation right may be granted either in tandem with an option or without relationship to an option. A stock appreciation right entitles the holder, upon exercise, to receive a payment based on the difference between the base price of the stock appreciation right and the fair market value of a share of Duke Energy common stock on the date of exercise, multiplied by the number of shares as to which such stock appreciation right will have been exercised. A stock appreciation right granted in tandem with an option will have a base price per share equal to the per share exercise price of the option, will be exercisable only at such time or times as the related option is exercisable and will expire no later than the time when the related option expires. Exercise of the option or the stock appreciation right as to a number of shares results in the cancellation of the same number of shares under the tandem right. A stock appreciation right granted without relationship to an option will be exercisable as determined by the Compensation Committee, but in no event after ten years from the date of grant. The base price assigned to a stock appreciation right granted without relationship to an option shall not be less than 100% of the fair market value of a share of Duke Energy’s common stock on the date of grant (which date may not be earlier than the date that the Compensation Committee takes action with respect thereto). Stock appreciation rights are payable in cash, in shares of common stock, or in a combination of cash and shares of common stock, in the discretion of the Compensation Committee. Stock appreciation rights granted under the 2006 Plan are intended to qualify for exemption under section 162(m) of the Internal Revenue Code.

Performance Awards.   The 2006 Plan authorizes the grant of performance awards, which are units denominated on the date of grant either in shares of common stock (“performance shares”) or in specified dollar amounts (“performance units”). Performance awards are payable upon the achievement of performance criteria established by the Compensation Committee at the beginning of the performance period, which may not exceed ten years from the date of grant. At the time of grant, the Compensation Committee establishes the number of units, the duration of the performance period or periods, the applicable performance criteria, and, in the case of performance units, the target unit value or range of unit values for the performance awards. At the end of the performance period, the

Compensation Committee determines the payment to be made based on the extent to which the performance goals have been achieved. Performance awards are payable in cash, in shares of common stock, or in a combination of cash and shares of common stock, in the discretion of the Compensation Committee.

The Compensation Committee may grant performance awards that are intended to qualify for exemption under section 162(m) of the Internal Revenue Code, as well as performance awards that are not intended to so qualify. The performance criteria for a section 162(m) qualified award, which may relate to Duke Energy, any subsidiary, any business unit or any participant, and may be measured on an absolute or relative to peer group or other market measure basis, shall be limited to total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. In the case of a performance award that is not intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Compensation Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine it its sole discretion.

Restricted Stock Awards.   The 2006 Plan authorizes the grant of awards of restricted stock. An award of restricted stock represents shares of common stock that are issued subject to such restrictions on transfer and on incidents of ownership and such forfeiture conditions as the Compensation Committee deems appropriate. The restrictions imposed upon an award of restricted stock will lapse in accordance with the vesting requirements specified by the Compensation Committee in the award agreement. Such vesting requirements may be based on the continued employment of the participant for a specified time period (not less than one year) or on the attainment of specified business goals or performance criteria established by the Compensation Committee. The Compensation Committee may, in connection with an award of restricted stock, require the payment of a specified purchase price. Subject to the transfer restrictions and forfeiture restrictions relating to the restricted stock award, the participant will otherwise have the rights of a shareholder of Duke Energy, including all voting and dividend rights, during the period of restriction unless the Compensation Committee determines otherwise at the time of the grant. The Compensation Committee may grant awards of restricted stock that are intended to qualify for exemption under section 162(m) of the Internal Revenue Code, as well as awards that are not intended to so qualify. An award of restricted stock that is intended to qualify for exemption under section 162(m) shall have its vesting requirements limited to the performance criteria described above under the heading “Performance Awards.”

Phantom Stock.   The 2006 Plan authorizes the grant of awards of phantom stock. An award of phantom stock gives the participant the right to receive payment at the end of a fixed vesting period based on the value of a share of Duke Energy’s common stock at the time of vesting. No vesting period shall exceed ten years from the date of grant. Phantom stock units are subject to such restrictions and conditions to payment as the Compensation Committee determines are appropriate. Phantom stock awards are payable in cash or in shares of common stock having an equivalent fair market value on the applicable vesting dates, or in a combination thereof, in the discretion of the Compensation Committee.

Stock Bonus.   The 2006 Plan authorizes the grant of stock bonuses. A stock bonus represents a specified number of shares of common stock that are issued without restrictions on transfer or forfeiture conditions. The Compensation Committee may require the payment of a specified purchase price for a stock bonus.

Dividend Equivalents.   The 2006 Plan authorizes the grant of awards of dividend equivalents. Dividend equivalent awards entitle the holder to a right to receive cash payments determined by reference to dividends declared on Duke Energy common stock during the term of the award, which shall not exceed ten years from the date of grant. Dividend equivalent awards may be granted on a stand-alone basis or in tandem with other awards under the 2006 Plan. Dividend equivalent awards granted on a tandem basis with other awards shall expire at the time the underlying award is exercised, otherwise becomes payable, or expires. Dividend equivalent awards are payable in cash or in shares of Duke Energy’s common stock, as determined by the Compensation Committee.

Change in Control.   The Compensation Committee may provide for the effect of a “change in control” (as defined in the 2006 Plan or in an award agreement granted thereunder) on an award granted under the 2006 Plan. Such provisions may include (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from an award, (ii) the waiver or modification of performance or other conditions related to payment or other rights under an award, (iii) providing for the cash settlement of an award, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following the change in control.

Adjustments to Awards.   In the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of common stock, or any similar corporate transaction or event in respect of the common stock, then the Compensation Committee shall, in the manner and to the extent that it deems appropriate and equitable to the participants and consistent with the terms of the 2006 Plan, cause a proportionate adjustment to be made in the number and kind of shares of common stock, share units, or other rights subject to the then-outstanding awards, the price for each share or unit or other right subject to then outstanding awards without change in the aggregate purchase price or value as to which such awards remain exercisable or subject to restrictions, the performance targets or goals appropriate to any outstanding performance awards (subject to such limitations as appropriate for awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code) or any other terms of an award that are affected by the event. Moreover, in the event of any such transaction or event, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2006 Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced.

Transferability of Awards.   In general, awards granted under the 2006 Plan will not be transferable by a participant other than by will or the laws of descent and distribution, and during the lifetime of a participant the awards shall be exercised by, or paid to, only such participant or by his guardian or legal representative. However, the Compensation Committee may provide in the terms of an award agreement that the participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an award following the participant’s death. Moreover, to the extent permitted by the Compensation Committee, nonqualified stock options may be transferred to members of a participant’s immediate family, to certain other entities which are owned or controlled by members of a participant’s immediate family, or to any other persons or entities.

Non-United States Participants.   The Compensation Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by Duke Energy or any subsidiary outside of the United States or who provide services to Duke Energy under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2006 Plan as it may consider necessary or appropriate for such purposes. However, no such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of the 2006 Plan unless it could have been amended to eliminate such inconsistency without further approval by Duke Energy’s shareholders.

Term and Amendment.   The 2006 Plan has a term of ten years, subject to earlier termination or amendment by the Board of Directors. To the extent permitted under applicable laws and rules, the Board of Directors may amend the 2006 Plan at any time, except that shareholder approval is required for amendments that would change the persons eligible to participate in the 2006 Plan, increase the number of shares of common stock reserved for issuance under the 2006 Plan, allow the grant of stock options or stock appreciation rights at an exercise price below fair market value, or allow the repricing of stock options or stock appreciation rights without shareholder approval.

Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences to participants and Duke Energy relating to awards that may be granted under the 2006 Plan. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

A participant will not recognize income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock on the date the option is exercised over the exercise price for such shares. Duke Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant. The deduction will be allowed at the same time the participant recognizes the income.

A participant will not recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not recognize income upon exercise of the option, provided the participant was an employee of Duke Energy or a subsidiary at all times from the date of grant until three months prior to exercise. Where a participant who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells such shares of common stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of such shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Duke Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the participant recognizes the income.

The federal income tax consequences of other awards authorized under the 2006 Plan are generally in accordance with the following: stock appreciation rights are subject to taxation in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition in an amount equal to the excess of the fair market value of the shares of common stock over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards, phantom stock and dividend equivalents are generally subject to tax, as ordinary compensation income, at the time of payment. Stock bonuses are generally subject to tax, as ordinary compensation income, on the date of grant. In each of the foregoing cases, Duke Energy will generally have a corresponding deduction at the same time the participant recognizes income.

The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the 2006 Plan. To the extent applicable, it is intended that the 2006 Plan and any awards granted under the 2006 Plan comply with the provisions of this new law, which are contained in Section 409A of the Internal Revenue Code. The 2006 Plan and any awards granted under the 2006 Plan will be administered in a manner consistent with this intent, and any provision of the 2006 Plan that would cause the 2006 Plan or any award granted under the 2006 Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with such Code Section (which amendment may be retroactive to the extent permitted by applicable law).

Registration with the SEC

Duke Energy intends to file a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the 2006 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the 2006 Plan by Duke Energy’s shareholders.

Plan Benefits

It is not possible to determine specific amounts and types of awards that may be awarded in the future under the 2006 Plan because the grant of awards under the 2006 Plan is discretionary.

Current Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2005, about securities to be issued upon exercise of outstanding options, warrants and rights under Duke Energy’s equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans.

Number of securities
remaining available
under equity
	Number of securities to be	Weighted-average	compensation plans
	issued upon exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected
	warrants and rights(1)	warrants and rights(1)	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	24,442,241 (2)	$29.65	24,576,508 (3)
Equity compensation plans not approved by security holders	None	None	None
Total	24,442,241	$29.65	24,576,508

(1)                         Duke Energy has not granted any warrants or rights under any equity compensation plans. Amounts do not include 1,063,999 outstanding options with a weighted average exercise price of $25.28 assumed in connection with various mergers and acquisitions. Does not include shares of Duke Energy common stock to be issued upon exercise of outstanding options, warrants and rights granted by Cinergy prior to the April 3, 2006 merger date and outstanding immediately following April 3, 2006.

(2)                         Does not include 5,457,788 shares of Duke Energy common stock to be issued upon vesting, if shares vest, of phantom stock and performance share awards outstanding as of December 31, 2005.

(3)                         Includes 4,701,521 shares remaining available for issuance for awards of restricted stock, performance shares or phantom stock under the Duke Energy Corporation 1998 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DUKE ENERGY CORPORATION 2006 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY’S INDEPENDENT PUBLIC ACCOUNTANT FOR 2006

Independent Public Accountants

Representatives of Deloitte are expected to be present at the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Information on Deloitte’s fees for services rendered in 2004 and 2005 follows.

Type of Fees	FY 2004	FY 2005
	(In millions)
Total Audit Fees (a)	$24.5	$21.1
Audit-Related Fees (b)	2.8	3.3
Tax Fees (c)	8.2	8.9
All Other Fees (d)	0.1	0.3
Total Fees:	$35.6	$33.6

(a)                         Audit Fees are fees billed or expected to be billed by Deloitte for professional services for the audit of Duke Energy’s consolidated financial statements included in Duke Energy’s annual report on Form 10-K and review of financial statements included in Duke Energy’s quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory, regulatory or other filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards and include comfort and consent letters in connection with SEC filings and financing transactions.

(b)                        Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of Duke Energy’s financial statements, including assistance with acquisitions and divestitures, internal control reviews, employee benefit plan audits and general assistance with the implementation of the SEC rules pursuant to the Sarbanes-Oxley Act.

(c)                         Tax Fees are fees billed by Deloitte for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.

(d)                        All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages, accounting training and conferences.

To safeguard the continued independence of the independent public accountant, the Audit Committee adopted a policy that provides that the independent public accountants are only permitted to provide services to Duke Energy and its subsidiaries that have been pre-approved by the Audit Committee. Pursuant to the policy, detailed audit services, audit-related services, tax services and certain other services have been specifically pre-approved up to certain fee limits. In the event that the cost of any of these services may exceed the pre-approved limits, the Audit Committee must pre-approve the service. All other services that are not prohibited pursuant to the SEC’s or other applicable regulatory bodies’ rules or regulations must be specifically pre-approved by the Audit Committee. All services performed in 2005 by the independent public accountant were approved by the Audit Committee pursuant to its pre-approval policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS DUKE ENERGY’S INDEPENDENT PUBLIC ACCOUNTANT FOR 2006.

Security Ownership of Certain Beneficial Owners and Management

The following table indicates the amount of Duke Energy common stock beneficially owned by the directors, the executive officers listed in the Summary Compensation Table under “Executive Compensation” below (referred to as the Named Executive Officers), and by all directors and executive officers as a group as of August 25, 2006, the record date.

Name or Identity of Group	Total Shares Beneficially Owned(1)	Percent of Class
R. Agnelli	1,385	*
P.M. Anderson	1,402,388	*
W. Barnet, III	5,362	*
G.A. Bernhardt, Sr.	69,034	*
M.G. Browning	151,891	*
P.R. Cox	10,334	*
W.T. Esrey	82,918	*
F.J. Fowler	1,246,264	*
A.M. Gray	66,976	*
J.H. Hance, Jr.	21,537	*
D.L. Hauser	272,221	*
D.R. Hendrix	251,907	*
J.W. Mogg	495,643	*
M.E.J. Phelps	50,600	*
J.T. Rhodes	21,614	*
J.E. Rogers	2,249,718	*
M.L. Schapiro	54,417	*
R.G. Shaw	667,734	*
D.S. Taft	98,683	*
Directors and executive officers as a group (28)	8,324,459	*

*                                 Represents less than 1%.

(1)                         Includes the following number of shares with respect to which directors and executive officers have the right to acquire beneficial ownership within sixty days of the record date: R. Agnelli – 0; P.M. Anderson – 733,334; W. Barnet, III – 36; G.A. Bernhardt, Sr. – 17,200; M.G. Browning – 5,342; P.R. Cox – 5,342; W.T. Esrey – 41,687; F.J. Fowler – 1,014,616; A.M. Gray – 46,043; J.H. Hance, Jr. – 0; D.L. Hauser – 187,816; D.R. Hendrix – 8,000; J.W. Mogg – 410,488; M.E.J. Phelps – 8,751; J.T. Rhodes – 6,924; J.E. Rogers – 1,013,637; M.L. Schapiro – 39,080; R.G. Shaw – 590,600; D.S. Taft – 15,600; and all directors and executive officers as a group – 4,900,052

(2)                         Mr. Hendrix disclaims beneficial ownership of 20,895 shares.

The following table lists the beneficial owners of 5% or more of Duke Energy’s outstanding shares of common stock as of December 31, 2005. This information is based on the most recently available reports filed with the SEC and provided to us by the companies listed.

	Shares of common stock
Name and Address of Beneficial Owner	Beneficially Owned		Percentage
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	52,574,690	(1)	5.6%
Dodge & Cox 555 California Street, 40th Floor San Francisco, California 94104	52,888,566	(2)	5.6%

(1)                         According to its Schedule 13G, Capital Research and Management Company is the beneficial owner as a result of acting as investment adviser to various investment companies, and has no voting power or sole dispositive power with respect to these shares.

(2)                         According to the Schedule 13G filed by Dodge & Cox, these shares are beneficially owned by its clients, and Dodge & Cox has sole voting power with respect to 49,615,836 shares, shared voting power with respect to 735,200 shares, and sole dispositive power with respect to all of these shares.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to Duke Energy’s audited financial statements for the fiscal year ended December 31, 2005.

The purpose of the Audit Committee is to assist the Board in its general oversight of Duke Energy’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available on our website at www.duke-energy.com/investors/governance.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP, (“Deloitte”) the Company’s independent public accountants. Management is responsible for the preparation, presentation and integrity of Duke Energy’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and, evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

We reviewed with management and Deloitte, the Company’s audited financial statements, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, to us that the financial statements were prepared in accordance with generally accepted accounting principles.

In addition, management completed the documentation, testing and evaluation of Duke Energy’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Deloitte at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (“Form 10-K”) filed with the SEC, as well as Deloitte’s Report of Independent Registered Public Accounting Firm included in the Company’s Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and PCAOB Auditing Standard No. 2, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements.” In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” that relates to Deloitte’s independence from Duke Energy and its subsidiaries and the Audit Committee has discussed with Deloitte the firm’s independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Duke Energy’s Form 10-K, for filing with the SEC.

Audit Committee
William T. Esrey (Chair)
William Barnet, III
G. Alex Bernhardt, Sr.
James T. Rhodes

Report of the Compensation Committee

The Committee’s Responsibilities

The Compensation Committee of the Board of Directors is composed entirely of non-employee directors, all of whom are independent under the currently applicable standards of the New York Stock Exchange. The Compensation Committee is responsible for setting and administering policies which govern Duke Energy’s executive compensation programs. The purpose of this report is to summarize the compensation philosophy and policies that the Compensation Committee applied in making executive compensation decisions in 2005.

Compensation Philosophy

The Compensation Committee has approved compensation programs intended to:

•           Attract and retain talented executive officers and key employees by providing total compensation competitive with that of other executives and key employees employed by companies of similar size, complexity and lines of business;

•           Motivate executives and key employees to achieve strong financial and operational performance;

•           Emphasize performance-based compensation, which balances rewards for short-term and long-term results;

•           Reward individual performance;

•           Link the interests of executives with shareholders by providing a significant portion of total pay in the form of stock-based incentives and requiring target levels of stock ownership; and

•           Encourage long-term commitment to Duke Energy.

Stock Ownership Guidelines

To underscore the importance of linking executive and shareholder interests, Duke Energy has adopted stock ownership guidelines for executive officers and all key employees who are eligible to receive long-term incentive awards. To reinforce the importance of stock ownership, the Compensation Committee has implemented a policy whereby employees subject to the guidelines who do not achieve their ownership target by their target ownership date may elect to deposit any annual cash payouts under short-term incentive plans into an account and apply such deposits to purchase shares of Duke Energy common stock until their target ownership level is achieved. Those employees who make such election but do not retain the purchased shares, and those who do not make such election, become ineligible for future long-term incentive awards until they demonstrate that they have otherwise achieved and maintained their target ownership level. Employees who fail to maintain their ownership target following initial achievement become ineligible for future long-term incentive awards until such time as they again meet the ownership target. As of December 31, 2005, the stock ownership guidelines were as follows:

Position	Number of Shares
Chairman	100,000
Chief Executive Officer	100,000
President and Chief Operating Officer	50,000
Group Executive and Head of a Major Business Unit	28,000
All Other Employees Subject to Stock Ownership Guidelines	2,000 - 14,000

Each employee subject to the guidelines is expected to achieve the ownership target within five years from the date on which the employees became subject to the guideline. All executive officers whose stock ownership guideline target date was on or before December 31, 2005, have met the ownership target.

Compensation Methodology

Each year the Compensation Committee reviews data from market surveys, proxy statements and independent consultants to assess Duke Energy’s competitive position with respect to the following three components of executive compensation:

•           base salary;

•           annual incentives; and

•           long-term incentive compensation.

The Compensation Committee also considers individual performance, level of responsibility, skills and experience, internal comparisons and other existing compensation awards or arrangements in making compensation decisions for each executive. Decisions regarding adjustments to each of the above three components of executive compensation are made simultaneously (generally in December), concurrent with initial assessments of the executives’ performance for the current year. Adjustments generally become effective January 1 of the following year. The Chief Executive Officer’s performance and compensation is discussed in “Compensation of the Chief Executive Officer” below.

In making compensation decisions, the Compensation Committee reviews a variety of market surveys for each executive position, where available, in order to ensure that its compensation actions are appropriate and reasonable and consistent with its philosophy, considering the various markets in which Duke Energy competes for talent. The market surveys reviewed by the Compensation Committee consist of energy services industry data, which includes many of the companies included in the Dow Jones utility index used in the “Performance Graph” below, and general industry data, which includes companies similar in size to Duke Energy across a variety of industries. Additionally, the Compensation Committee reviews special market surveys for certain operations positions for which data is not found in energy services or general industry surveys. The Compensation Committee does not limit its analysis to survey data relating to the Dow Jones utility index used in the “Performance Graph” because the use of data applicable to the most relevant talent pool (i.e., energy services industry data and/or general industry and special market data) allows it to more precisely tailor compensation packages to the demands of the market. In accordance with its compensation philosophy, the Compensation Committee believes that executives’ interests are better aligned with shareholders when significant portions of total pay are provided in the form of long-term incentives. Accordingly, the proportion of the 2005 total annual pay opportunity for Messrs. Fowler, Mogg and Hauser and Dr. Shaw provided in the form of stock-based long-term incentives was approximately 60 percent, which is generally in alignment with general industry survey benchmarks, as compared to lower proportions in the energy services industry. In addition, as discussed in more detail in “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” under “Executive Compensation” below, Messrs. Anderson and Rogers are both compensated substantially in the form of stock-based compensation which also is intended to align their interests with the interests of Duke Energy’s shareholders and other stakeholders.

Components of Compensation

Base Salary:   Base salaries for executives are determined based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys and internal comparisons. The goal for the base salary component is to compensate executives at a level that approximates the median salaries of individuals in comparable positions and markets. The Compensation Committee approves all salary increases for executive officers. Base salary increases were approved, effective January 1, 2005, for Messrs. Fowler, Mogg and Hauser and Dr. Shaw. Mr. Anderson does not receive a base salary, and Mr. Rogers was not employed by Duke Energy in 2005.

Annual Incentives:   Annual cash incentives are provided to executives to promote the achievement of performance objectives of Duke Energy and an executive’s particular business unit. In 2005, the Compensation Committee administered the Duke Energy Corporation Executive Short-Term Incentive Plan (the “STI Plan”), which provides for the award of annual cash incentives to executive officers, including all of the Named Executive Officers except Messrs. Anderson and Rogers who did not participate in the STI Plan. Target incentive opportunities for executives under the plan are established as a percentage of base salary, using survey data for individuals in comparable positions and markets and internal comparisons. Incentive amounts are intended to provide total cash compensation at the market median for individuals in comparable positions and markets when target performance is achieved and above the market median when outstanding financial and operational results are achieved. Target incentive opportunities for 2005 as a percentage of base salary for Messrs. Fowler, Mogg and Hauser and Dr. Shaw were 90%, 80%, 80% and 75%, respectively.

During the first quarter of 2005, the Subcommittee for Performance Based Compensation established threshold, target and maximum performance for the Named Executive Officers (other than Messrs. Anderson and Rogers who did not participate in this program in 2005) associated with financial measures and individual objectives, which consisted of a combination of strategic and operational measures. Depending on performance, participating Named Executive Officers could receive up to 190% of their short-term incentive targets. The financial measures were based upon Duke Energy’s ongoing basic earnings per share as defined in Duke Energy’s 2005 earnings releases (EPS) and return on capital employed (ROCE). In addition, Dr. Shaw had financial measures associated with Duke Power’s earnings before interest and taxes (EBIT), ROCE and cash flow. The financial goals were established consistent with Duke Energy’s 2005 financial plan but excluded certain potential transactions contemplated in the financial plan that the Compensation Committee did not consider to be representative of ongoing operations. In the third quarter of 2005, the Subcommittee for Performance Based Compensation revised the EPS performance target (but not the threshold or maximum

EPS performance levels) upward following Duke Energy’s announcement of its intent to divest certain assets of Duke Energy North America (DENA).

Performance goals for each participating Named Executive Officer were weighted as follows:

Incentive Goals	Messrs. Fowler, Mogg and Hauser	Dr. Shaw
Duke Energy Ongoing Basic EPS	50%	25%
Duke Energy ROCE	30%	15%
Duke Power EBIT	—	20%
Duke Power ROCE	—	10%
Duke Power Cash Flow	—	10%
Individual Objectives	20%	20%

To encourage continued focus on safety and to help instill a strong safety culture at Duke Energy, the Compensation Committee structured 2005 short-term incentives to provide that the total of any short-term incentive payments earned by certain executives, including the participating Named Executive Officers, would be reduced by five percent in the event of a fatality of a Duke Energy employee, contractor or sub-contractor during 2005.

Following evaluation of 2005 performance, the Subcommittee for Performance Based Compensation approved payments to Messrs. Fowler, Mogg and Hauser and Dr. Shaw, representing 166%, 173%, 177% and 174% of their respective target awards. In determining the bonuses for Messrs. Fowler, Mogg and Hauser and Dr. Shaw, and in consideration of overall 2005 performance the Subcommittee for Performance Based Compensation exercised its discretion under the STI Plan to reduce award payments calculated in accordance with the 2005 short-term incentive plan formula. Such reductions were in recognition of the positive impact on EPS of a transaction not contemplated when the EPS performance targets were originally established and the fact that it did not adjust the maximum EPS performance target upward as it did for the EPS target when Duke Energy announced its plans to divest of certain DENA assets. The payments to Messrs. Fowler, Mogg and Hauser and Dr. Shaw also reflect a five percent reduction to the total incentive payments, as a result of not achieving a safety goal, that they otherwise earned.

Awards under the STI Plan to executive officers, other than the Named Executive Officers, were determined on the basis of a combination of goals based on the following: (1) EPS, (2) ROCE, (3) EBIT equivalent measures unique to individual business groups, such as interest savings, and (4) individual objectives. Payments ranged from 171% to 177% of target awards. EPS, ROCE, EBIT equivalent goals, if applicable, and individual objectives determined, on average, 52%, 33%, 1% and 14%, respectively, of each executive officer’s bonus, after application of the five percent safety penalty discussed above.

For 2006, the short-term incentive opportunities of the executive officers are based on Duke Energy’s ongoing diluted EPS, as defined in Duke Energy’s 2006 earnings releases, business unit financials (EBIT, ROCE) and individual objectives. For executive officers, including the Named Executive Officers, the corporate and business unit financial objectives and individual objectives are weighted 80% and 20%, respectively.

Long-Term Incentive Compensation:   The Compensation Committee structured the 2005 long-term incentive compensation program with the objectives of increasing stock ownership, providing a focus on long-term value creation and enhancing executive retention. Fifty percent (50%) of the value of the 2005 target long-term incentive opportunity of each executive officer, including the Named Executive Officers (other than Messrs. Anderson and Rogers who did not participate in this program in 2005), was awarded under the Duke Energy 1998 Long-Term Incentive Plan in the form of performance shares and 50% was awarded in the form of phantom stock units.

The purpose of such performance shares and phantom stock units is to align compensation directly with increases in shareholder value. The number of performance shares granted was determined by first dividing the portion of target long-term incentive value awarded to executives in the form of performance shares by the fair market value of a share of Duke Energy common stock on the date of grant, then by multiplying the target shares by 125%. The number of performance shares granted in 2005 represents the number of shares that may vest based upon achievement of the performance goal at the maximum level. The number of phantom stock units granted in 2005 was determined by dividing the portion of target long-term incentive value awarded to executives in the form of phantom stock by the fair market value of a share of Duke Energy common stock on the date of grant. The grant of the performance shares is reported in “Long-Term Incentive Plan – Awards in Last Fiscal Year” below, whereas the grant of phantom stock units is reported in the Summary Compensation Table under “Executive Compensation” below.

Target long-term incentive opportunities for executives, including participating Named Executive Officers, are established as a percentage of base salary using survey data for individuals in comparable positions and markets and internal comparisons. In determining target long-term incentive opportunities, the Compensation Committee, or, in some cases, its designee, also considers the grant recipient’s qualitative and quantitative performance, historical stock-based awards, and expectations of the grant recipient’s future performance. The target 2005 long-term incentive opportunities, expressed as a percentage of base salary, for Messrs. Fowler, Mogg and Hauser and Dr. Shaw were 330%, 250%, 250% and 250%, respectively.

One fifth of the 2005 phantom stock award vests on each of the first five anniversaries of the grant date provided the recipient continues to be employed by Duke Energy or his or her employment terminates on account of retirement. If the recipient’s employment terminates as a result of death, disability, or by Duke Energy without cause or as a result of a divestiture, units in the award are prorated to reflect actual service during the installment vesting period and are immediately vested, and any remaining unvested units are forfeited. In the event employment is terminated by Duke Energy without cause within two years following a “change in control” of Duke Energy, all outstanding unvested units will vest. Vesting ceases if, at the time the recipient’s Duke Energy employment terminates, he or she is retirement eligible and subsequently becomes employed by, or otherwise provides service to, a Duke Energy competitor to the detriment of Duke Energy.

The performance shares generally will vest only to the extent that Duke Energy’s total shareholder return (TSR) targets for the three-year period from January 1, 2005 to December 31, 2007 are met as compared with the TSR of a peer group of companies. TSR refers to the change in fair market value over a specified period of time, expressed as a percentage of an initial investment in common stock, with dividends reinvested and with the average TSR for the final 30 business days of the period considered the TSR at the end of the period. For this purpose, Duke Energy’s peer group consists of the companies in the S&P 500. The following table illustrates how the performance share payouts directly align participants’ pay to Duke Energy’s performance:

Relative TSR Performance Percentile	Percent Payout of Granted Performance Shares
80th Percentile or above	100%
70th Percentile (Target)	80%
55th Percentile	40%
40th Percentile or below	0%

Performance shares earned are interpolated for TSR performance between these percentiles. Payment of any shares earned will be made following the determination in early 2008 of the extent to which the performance goal has been achieved, unless an election (to the extent permitted by applicable law) is made by the executive to defer payment of the performance shares until termination of employment. Any shares not earned are forfeited. In addition, following a determination that the performance goal has been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned, unless an election is made by the executive to defer payment of the performance shares and tandem dividend equivalents until termination of employment. If the recipient’s employment terminates during the performance period as a result of retirement, death, disability, or by Duke Energy without cause or as a result of a divestiture, following determination that the TSR goal has been achieved the number of shares earned will be adjusted to reflect actual service during the performance period. If the recipient’s employment terminates during the performance period for any other reason, all shares in the award will be forfeited. In the event of a “change in control” (as defined in the Duke Energy 1998 Long-Term Incentive Plan) prior to December 31, 2007, achievement of target TSR performance is assumed and the number of shares earned are adjusted to reflect actual service during the performance period prior to the change in control. Vesting ceases if, at the time the recipient’s Duke Energy employment terminates, he or she is retirement eligible, as defined in the award agreement, and subsequent to such termination of employment becomes employed by, or otherwise provides service to, a Duke Energy competitor to the detriment of Duke Energy.

Additional Awards

The Compensation Committee may grant additional short-term or long-term awards to recognize increased responsibilities or special contributions, to attract new hires, to retain executives, or to recognize other special circumstances. In 2006, Duke Energy granted retention awards to several of its executive officers, including Mr. Hauser and Dr. Shaw (see more detail in “Employment Contracts and Termination of Employment and Change-in-Control Agreements” under “Executive Compensation” below).

Other Programs

Duke Energy also provides its executive officers with life and medical insurance, pension, savings and compensation deferral programs and other benefits that are competitive with market practices. Limited perquisites are also provided based on an executive’s specific role. The Compensation Committee considers all benefits when reviewing the total compensation of the executive officers.

Compensation of the Chief Executive Officer

The Compensation Committee, based upon input from the Corporate Governance Committee regarding the Chief Executive Officer’s performance, reviews and approves annually the compensation of the Chief Executive Officer and informs the Board of Directors of any adjustments or actions. The annual review of the Chief Executive Officer’s performance and compensation is conducted annually to assure thorough consideration of prior year results. In 2005, the Corporate Governance Committee used an independent consultant to conduct a review of Mr. Anderson’s performance, in part for purposes of the Compensation Committee’s determination of the number of shares, if any, that should vest as of December 31, 2005, under Mr. Anderson’s performance share award, as described below.

The employment agreement between Duke Energy and Mr. Anderson (as described in “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” under “Executive Compensation” below) establishes that Mr. Anderson’s compensation will be provided in the form of stock-based compensation in lieu of base salary, annual cash incentives and certain employee benefits. The purpose of the structure of this compensation package is to directly align Mr. Anderson’s compensation with shareholders by making his compensation contingent upon stock price, Duke Energy performance and dividend yield. In accordance with his employment agreement, upon commencement of his employment in November 2003, Mr. Anderson received a nonqualified stock option award with respect to 1,100,000 shares, a performance share award for 360,000 shares and a phantom stock award for 285,000 units. Mr. Anderson does not receive payment of his vested performance shares and phantom stock units, and his vested stock options are not exercisable, until his employment with Duke Energy terminates. Mr. Anderson receives dividend equivalent payments on performance shares and phantom stock until such shares are forfeited or paid out. All of the awards to Mr. Anderson were granted under the Duke Energy 1998 Long-Term Incentive Plan.

Mr. Anderson had the opportunity to vest in up to 120,000 of the performance shares based upon 2005 performance associated with pre-established goals. Mr. Anderson’s 2005 performance goals were based on ongoing basic EPS, ROCE and strategic objectives. These goals were weighted 50%, 30% and 20%, respectively. The EPS and ROCE performance targets established for Mr. Anderson were consistent with those of the other Named Executive Officers, other than Mr. Rogers who did not participate in the STI Plan in 2005. Mr. Anderson’s 2005 goals also specified that any performance shares earned by Mr. Anderson based on 2005 performance were to be reduced by five percent in the event of a fatality of a Duke Energy employee, contractor or subcontractor during 2005. Mr. Anderson’s strategic objectives included goals related to long-term strategy development and execution, safety, development and communication of Duke Energy’s positions on key issues, process simplification, succession planning, management development and merchant operations strategy. In February 2006 the Subcommittee for Performance Based Compensation determined that 114,000 of these performance shares vested on December 31, 2005 based on above-target achievement on each of the EPS, ROCE and aggregate strategic goals, with 6,000 performance shares being forfeited as a result of not achieving the safety goal.

In 2005, Mr. Anderson earned $9,924,236, which is equal to the value of stock-based awards that vested based on 2005 performance and employment and dividend equivalent payments associated with his phantom stock and performance shares, as detailed below. The Committee believes the value of compensation earned by Mr. Anderson during 2005 is appropriate and reasonable considering Duke Energy’s outstanding 2005 financial performance.

Performance Shares(1),(2)	$3,258,120
Phantom Stock Units(1),(2)	$2,244,800
Stock Options(1),(2)	$3,666,666
Dividend Equivalent Payments	$754,650
Total	$9,924,236

(1)                         As described in “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” under “Executive Compensation” below, Mr. Anderson does not receive payment of his vested performance shares and phantom stock units, nor are his vested stock options exercisable, until his employment with Duke Energy terminates.

(2)                         Amounts shown for performance shares and phantom stock units represent the values on the vesting dates, as defined in the Duke Energy 1998 Long-Term Incentive Plan. Amount shown for stock options represents the in-the-money value as of December 30, 2005 of options which vested during 2005 and is based on the closing price of a share of Duke Energy Common Stock as reported on the New York Stock Exchange Composite Transactions Tape on such date, which was $27.45.

In light of his new role, effective April 3, 2006 concurrent with the merger with Cinergy Corp., Mr. Anderson agreed to the reduction of his 2006 performance share opportunity from 120,000 shares to 70,000 shares with the vesting of 30,000 of such shares being based 80% on Duke Energy’s ongoing diluted earnings per share and 20% on strategic objectives and with the vesting of the 40,000 remaining shares based entirely on strategic objectives established effective with his new role.

On April 3, 2006, Mr. Rogers became President and Chief Executive Officer of Duke Energy. In connection with his new position, Mr. Rogers agreed to a restated employment contract that is described in more detail in “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” under “Executive Compensation” below.

Compliance with Section 162(m) of the Internal Revenue Code

Under Section 162(m) of the Internal Revenue Code, Duke Energy generally may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. Certain performance-based compensation paid pursuant to shareholder-approved plans is not subject to the deduction limit as long as such compensation is approved by “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. A Subcommittee for Performance Based Compensation comprised of all of the Compensation Committee members who qualify as independent under Section 162(m) of the Internal Revenue Code has been formed to approve the compensation of the relevant group of executives in order to satisfy the performance-based compensation exception. While the Compensation Committee generally intends to structure and administer executive compensation plans and arrangements so that they will not be subject to the deduction limit, the Compensation Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders. For example, phantom stock awards received by certain employees may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

Compensation Committee

Roger Agnelli

Ann M. Gray

Dennis R. Hendrix

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of Duke Energy who were serving as executive officers at the end of 2005, for services to Duke Energy and its subsidiaries for the years ended December 31, 2005, 2004 and 2003. We sometimes refer to the persons listed below as the “Named Executive Officers.”

					Long-Term Compensation
		Annual Compensation			Awards			Payouts
				Other	Restricted		Securities		All Other
				Annual	Stock		Underlying	LTIP	Compen-
Name and Principal	Year	Salary	Bonus	Compensation	Award(s)		Options/SARs	Payouts	sation(3)
Position	($)	($)	($)	($)	(1)(2)($)		($)	($)	($)
Paul M. Anderson	2005	0	0	324,170 (4)	0		0	0	0
Chairman of the	2004	0	0	365,296	0		0	0	0
Board	2003	0	0	0	11,255,250		1,100,000	0	0
James E. Rogers(5)	2005	0	0	0	0		0	0	0
President and Chief	2004	0	0	0	0		0	0	0
Executive Officer	2003	0	0	0	0		0	0	0
Fred J. Fowler	2005	755,496	1,129,550	70,477	1,246,607		0	0	113,982
President and Chief	2004	729,996	1,062,509	67,282	1,204,413		0	0	84,882
Operating Officer	2003	670,009	603,000	46,237	878,113		201,000	0	44,102
Jimmy W. Mogg	2005	519,996	720,345	39,231	1,630,591	(6)	0	0	70,913
Group Vice President	2004	491,667	580,183	53,356	562,458		0	0	71,084
and Chief Development	2003	450,000	365,985	27,314	393,134		93,000	0	50,554
Officer
David L. Hauser	2005	519,996	735,758	18,624	649,891		0	0	82,497
Group Vice President	2004	491,667	572,810	22,299	450,052		0	0	56,171
and Chief Financial	2003	285,000	270,875	18,253	149,405		39,600	0	33,469
Officer
Ruth G. Shaw	2005	510,000	667,253	26,318	637,557		0	0	73,289
President and Chief	2004	500,004	535,987	23,533	625,073		0	0	51,640
Executive Officer,	2003	500,004	223,152	25,294	480,573		110,000	0	35,249
Duke Power Company

(1)

Mr. Anderson received an award of performance shares granted under the Duke Energy 1998 Long-Term Incentive Plan upon his employment with Duke Energy in 2003. Performance shares are represented by units denominated in shares of Duke Energy common stock. Each performance share represents the right to receive, upon vesting, one share of Duke Energy common stock. One hundred fourteen thousand (114,000) shares vested as of December 31, 2005, based upon achievement of 2005 performance goals, and 120,000 shares vested as of December 31, 2004, based upon achievement of 2004 performance goals. An additional 6,000 of the performance shares that could have vested on December 31, 2005, were forfeited, based upon the extent of Mr. Anderson’s achievement of 2005 performance goals. Up to 70,000 shares will vest on December 31, 2006, subject to achievement of performance goals established for calendar year 2006. Any shares subject to vesting in calendar year 2006 that do not vest upon achievement of goals associated with that year will be forfeited. Payment of any vested performance shares will be made in shares of Duke Energy common stock to Mr. Anderson following termination of his employment with Duke Energy. The performance share award also grants an equal number of dividend equivalents, which represent the right to receive cash payments, equivalent to the cash dividends  paid on the number of shares of Duke Energy common stock represented by vested and unvested performance shares, while the award remains outstanding but unpaid. Mr. Anderson’s aggregate performance share holdings (both vested and unvested but excluding the shares that were subsequently determined to have been forfeited based on the extent of achievement of 2005 performance goals) at December 30, 2005, were 354,000 shares, with a value on that date of $9,717,300, based on the closing price that day of a share of Duke Energy common stock as reported on the New York Stock Exchange Composite Transaction Tape, which was $27.45. Other payment conditions with respect to Mr. Anderson’s performance share award are described in more detail in “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” below.

Awards made in 2003 to Messrs. Fowler, Mogg and Hauser and Dr. Shaw were performance shares granted under the Duke Energy 1998 Long-Term Incentive Plan. Such performance shares are represented by units denominated in shares of Duke Energy common stock. Each performance share represented the right to receive, upon vesting, one share of Duke Energy common stock. Vesting of the performance shares was based upon achievement of Duke Energy 2003 EPS within a specified range. As a result of not meeting the 2003 EPS threshold goal, the performance shares in each award were forfeited.

(2)

Mr. Anderson received an award of phantom stock granted under the Duke Energy 1998 Long-Term Incentive Plan upon commencement of his employment with Duke Energy in 2003. Phantom stock is represented by units denominated in shares of Duke Energy common stock. Each phantom stock unit represents the right to receive, upon vesting, one share of Duke Energy common stock. Forty-five thousand (45,000) units of the phantom stock award to Mr. Anderson vested on January 1, 2004. An additional 20,000 units vested on each of April 1, 2004, July 1, 2004, October 1, 2004, January 1, 2005, April 1, 2005, July 1, 2005, October 1, 2005, January 1, 2006, April 1, 2006 and July 1, 2006. The remaining 40,000 units will vest 20,000 units each on October 1, 2006, and January 1, 2007. Payment of vested phantom stock units will be made in shares of Duke Energy common stock to Mr. Anderson following termination of his employment with Duke Energy. The phantom stock award also grants an equal number of dividend equivalents, which represent the right to receive cash payments, equivalent to the cash dividends paid on the number of shares of Duke Energy common stock represented by vested and unvested phantom units, while the award remains outstanding but unpaid. Other payment conditions with respect to Mr. Anderson’s phantom stock award are described in more detail in “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” below.

Messrs. Fowler, Mogg and Hauser and Dr. Shaw received one-half the target value of the long-term incentive component of their 2005 and 2004 compensation in the form of phantom stock; the other half was received as performance shares and, for 2005, is described in “Long-Term Incentive Plan – Awards in Last Fiscal Year” below. All awards were granted under the Duke Energy 1998 Long-Term Incentive Plan. Phantom stock is represented by units denominated in shares of Duke Energy common stock. Each phantom stock unit that vests represents the right to receive one share of Duke Energy common stock. The phantom stock awards also grant an equal number of dividend equivalents, which represent the right to receive cash payments, equivalent to the cash dividends paid on the number of shares of Duke Energy common stock represented by unvested phantom units, while the award remains unvested.

2005 Award. One fifth of the 2005 phantom stock award vests on each of the first five anniversaries of the grant date provided the recipient continues to be employed by Duke Energy or his or her employment terminates on account of retirement. If the recipient’s employment terminates as a result of death, disability, or by Duke Energy without cause or as a result of a divestiture, units in the award are reduced to reflect actual service during the installment vesting period and are immediately vested, and any remaining unvested units are forfeited. In the event employment is terminated by Duke Energy without cause within two years following a “change in control” of Duke Energy, as defined in the plan, all outstanding unvested units will vest. Vesting ceases if, at the time the recipient’s Duke Energy employment terminates, he or she is retirement eligible, as defined in the award agreement, and subsequent to such termination of employment becomes employed by, or otherwise provides service to, a Duke Energy competitor to the detriment of Duke Energy.

2004 Award. One fifth of the 2004 phantom stock award vests on each of the first five anniversaries of the approval date provided the recipient continues to be employed by Duke Energy or his or her employment terminates on account of retirement. There is an accelerated vesting opportunity in early 2007, for units not previously vested on the anniversaries of the approval date, based on achievement of target total shareholder return (TSR) relative to the S&P 500 for the calendar-year period 2004-2006. The target TSR goal is consistent with the target TSR goal for the 2004 performance shares described in “Long-Term Incentive Plan – Awards in Last Fiscal Year” in the proxy statement for the 2005 shareholder meeting. If retirement occurs during the 2004-2006 performance period and the TSR goal is subsequently determined to have been achieved, units in the award are adjusted to reflect actual 2004-2006 service and are immediately vested, to the extent not previously vested on the anniversaries of the approval date. If the recipient’s employment terminates as a result of death, disability, or by Duke Energy without cause or as a result of a divestiture, units in the award are reduced to reflect actual service during the installment vesting period and are immediately vested, and any remaining unvested units are forfeited. In the event of a “change in control” of Duke Energy, as defined in the plan, all outstanding unvested units will vest.

The aggregate number of phantom stock units held by Messrs. Anderson, Fowler, Mogg and Hauser and Dr. Shaw at December 31, 2005, and their fair market values on that date (based on the closing price of a share of Duke Energy common stock as reported on the New York Stock Exchange Composite Transactions Tape on the first trading date immediately preceding such date, which was $27.45) are as follows:

	Number of Phantom Stock Units	Value At December 31, 2005
Paul M. Anderson	285,000	$7,823,250
Fred J. Fowler	90,568	$2,486,092
Jimmy W. Mogg	79,766	$2,189,577
David L. Hauser	40,558	$1,113,317
Ruth G. Shaw	46,660	$1,280,817

The phantom stock unit holdings for Messrs. Fowler, Mogg and Hauser and Dr. Shaw include grants made in 2005, as reflected in the Summary Compensation Table above, and in 2004. Mr. Anderson’s phantom stock unit holdings were granted in 2003 as reflected in the Summary Compensation Table above; a portion of such holdings vested prior to December 31, 2005.

(3)	All Other Compensation column includes the following for 2005:

	Paul M. Anderson	James E. Rogers	Fred J. Fowler	Jimmy W. Mogg	David L. Hauser	Ruth G. Shaw
Matching Contributions Under the Duke Energy Retirement Savings Plan	—	—	$12,600	$12,600	$12,600	$12,600
Make-Whole Matching Contribution Credits Under the Duke Energy Corporation Executive Savings Plan	—	—	96,480	53,411	52,968	50,159
Above-Market Interest Earned on Account Balances in the Duke Energy Corporation Executive Savings Plan Supplemental Account	—	—	—	—	9,829	2,790
Economic Value of Life Insurance Coverage Provided Under Life Insurance Plans	—	—	4,902	4,902	7,100	7,740
Total	—	—	$113,982	$70,913	$82,497	$73,289

(4)	This amount includes $199,246 associated with the incremental cost to Duke Energy for personal use of company aircraft by Mr. Anderson and his wife.
(5)

Mr. Rogers became President and Chief Executive Officer on April 3, 2006, and was not compensated by Duke Energy prior to that date. Mr. Rogers’ 2005 compensation is disclosed in the Cinergy Corp. Form 10-K for the fiscal year ended December 31, 2005.

(6)

In 2005, Mr. Mogg received an award of 35,000 phantom stock units granted under the Duke Energy 1998 Long-Term Incentive Plan. The units vested on June 1, 2006. The phantom stock award also granted an equal number of dividend equivalents, which represent the right to receive cash payments, equivalent to the cash dividends paid on the number of shares of Duke Energy common stock represented by unvested phantom units, while the award remains unvested.

Option/SAR Grants Table

Duke Energy did not grant any stock options or stock appreciation rights (SARs) in 2005 to the Named Executive Officers or any other persons.

Aggregated Option/SAR Exercises and Year End Option/SAR Values Table

This table shows aggregate exercises of options during 2005 by the Named Executive Officers and the aggregate year-end value of the unexercised options held by them. The value assigned to each unexercised “in-the-money” stock option is based on the positive spread between the per share exercise price of the stock option and the closing price of a share of Duke Energy common stock as reported on the New York Stock Exchange Composite Transactions Tape on December 30, 2005, which was $27.45. The ultimate value of a stock option will depend on the market value of the underlying shares at the time of exercise.

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options/SARS at Year-End(1) (#)	Value of Unexercised In-the-Money Options/SARS at Year-End ($)
Name	Exercise (#)	Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Paul M. Anderson	—	—	—/1,100,000	—/11,000,000
James E. Rogers	—	—	—/—	—/—
Fred J. Fowler	25,064	344,635	943,488/100,500	1,891,240/1,374,840
Jimmy W. Mogg	—	—	387,988/45,000	829,856/615,600
David L. Hauser	—	—	179,100/17,100	387,153/233,928
Ruth G. Shaw	—	—	563,100/55,000	991,875/752,400

Long-Term Incentive Plan – Awards in Last Fiscal Year

As explained above in note 2 to the Summary Compensation Table, Messrs. Fowler, Mogg and Hauser and Dr. Shaw received one-half the target value of the long-term incentive component of their 2005 compensation in the form of performance shares. The following table provides information concerning those performance share awards, which were made under the Duke Energy 1998 Long-Term Incentive Plan. Additional information in regard to these is set out following the table.

	Number of	Performance or Other Period Until	Estimated Future Payouts Under Non-Stock-Price-Based Plans
Name	Shares, Units or Other Rights(1)	Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)
Paul M. Anderson	—	—	—	—	—
James E. Rogers	—	—	—	—	—
Fred J. Fowler	56,850	1/1/05 – 12/31/07	—	45,480	56,850
Jimmy W. Mogg	29,640	1/1/05 – 12/31/07	—	23,710	29,640
David L. Hauser	29,640	1/1/05 – 12/31/07	—	23,710	29,640
Ruth G. Shaw	29,080	1/1/05 – 12/31/07	—	23,260	29,080

(1)                         The number of shares awarded represents the number of shares of Duke Energy common stock payable upon achievement of the TSR goal at the maximum performance level (i.e. 125% of target award shares).

The determination of the actual number of performance shares earned is based on Duke Energy’s TSR over the three-year performance period from January 1, 2005, to December 31, 2007, as compared to the TSR of the S&P 500 for that period. The actual number of performance shares that can be earned ranges from 0% to 125% of target award shares. Performance shares begin to be earned if Duke Energy’s TSR ranking is above the 40th percentile. To achieve the threshold, target and maximum payments indicated above, Duke Energy’s TSR ranking must be at the 40th percentile, at the 70th percentile and at the 80th percentile, respectively. Performance shares earned are interpolated for TSR performance between these percentiles. For each performance share earned, participants receive one share of Duke Energy common stock. Payment of any shares earned will be made following the determination in early 2008 of the extent to which the performance goal has been achieved, unless an election (to the extent permitted by applicable law) is made by the executive to defer payment of the performance shares until termination of employment. Any shares not earned are forfeited. In addition, following a determination that the performance goal has been achieved, participants will receive a cash payment equal to the amount of cash dividends paid on one share of Duke Energy common stock during the performance period multiplied by the number of performance shares earned, unless an election is made by the executive to defer payment of the performance shares and tandem dividend equivalents until termination of employment. If the recipient’s employment terminates during the performance period as a result of retirement, death, disability, or by Duke Energy without cause or as a result of a divestiture, following determination that the TSR goal has been achieved the number of shares earned will be adjusted to reflect actual service during the performance period. If the recipient’s employment terminates during the performance period for any other reason, all shares in the award will be forfeited. In the event of a “change in control” (as defined in the Duke Energy 1998 Long-Term Incentive Plan) prior to December 31, 2007, achievement of target TSR performance is assumed and the number of shares earned are adjusted to reflect actual service during the performance period prior to the change in control. Vesting ceases if, at the time the recipient’s Duke Energy employment terminates, he or she is retirement eligible, as defined in the award agreement, and subsequent to such termination of employment becomes employed by, or otherwise provides service to, a Duke Energy competitor to the detriment of Duke Energy.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Mr. Anderson

Duke Energy entered into an employment agreement with Mr. Anderson which became effective November 1, 2003, upon his election as Chairman of the Board and Chief Executive Officer and which will remain in effect until December 31, 2006. Mr. Anderson’s employment may be terminated earlier as a result of his resignation, with ninety days’ notice to Duke Energy, or by Duke Energy (1) due to disability that prevents Mr. Anderson from the full time performance of his duties; (2) for “cause” (as defined in the agreement); or (3) for any reason other than death, disability or for cause, upon ninety days’ notice to Mr. Anderson. The agreement provides that Mr. Anderson was to be awarded a nonqualified stock option grant with respect to 1,100,000 shares, a performance share grant for 360,000 shares and a phantom stock grant for 285,000 units under the Duke Energy 1998 Long-Term Incentive Plan. The agreement further provides that Mr. Anderson’s compensation will be provided primarily through these equity awards and that Mr. Anderson will not be paid a base salary and will not participate in the STI Plan or any other annual cash bonus program. The equity awards were granted on November 17, 2003, concurrent with the execution of the agreement.

On April 4, 2006, the Company entered into an amendment to the agreement to reflect the changes to Mr. Anderson’s role upon closing of the merger with Cinergy Corp. and certain other matters, including his 2006 compensation, as more fully described below. The amendment modifies the agreement to make it clear that Mr. Anderson will serve as Chairman rather than as Chairman and Chief Executive Officer. The amendment provides that in addition to his duties as Chairman, Mr. Anderson also generally will have responsibilities for analyzing potential strategic alternatives, including the separation of the gas business.

The stock options have a term of ten years and vest one-third each on the first three anniversaries of the grant date. The vested stock options will become exercisable on January 1, 2007, or earlier upon termination of Mr. Anderson’s employment with Duke Energy. Forty-five thousand (45,000) units of the phantom stock award vested on January 1, 2004. An additional 20,000 units vested on each of April 1, 2004, July 1, 2004, October 1, 2004, January 1, 2005, April 1, 2005, July 1, 2005, October 1, 2005, January 1, 2006, April 1, 2006 and July 1, 2006. The remaining 40,000 units will vest 20,000 units each on October 1, 2006 and January 1, 2007. One-hundred twenty thousand (120,000) of the performance shares vested as of December 31, 2004, based upon achievement of 2004 performance goals, and 114,000 of the performance shares vested and 6,000 of the performance shares were forfeited as of December 31, 2005, based upon the extent of achievement of 2005 performance goals. Prior to the April 4, 2006 amendment, the agreement provided that Mr. Anderson would be granted 120,000 performance shares for 2006. Mr. Anderson and Duke Energy mutually agreed that, in light of the change in his role and responsibilities, his maximum performance share award for 2006 would be reduced to 70,000 performance shares; the vesting of 30,000 of these performance shares continues to be based 80% on ongoing diluted earnings per share and 20% on previously-established strategic objectives, and the vesting of the remaining 40,000 performance shares will be based exclusively on strategic objectives that take into account the nature of Mr. Anderson’s new duties. Performance shares will be forfeited and will cease to be outstanding to the extent performance goals are not achieved for any calendar year.

Vested performance shares and phantom stock units will be paid to Mr. Anderson in shares of Duke Energy common stock following termination of his Duke Energy employment. Dividend equivalents granted to Mr. Anderson with respect to the performance share and phantom stock awards provide for payment of dividend equivalents in cash on vested and unvested performance shares and phantom stock units while the awards remain outstanding but unpaid, at the time that cash dividends are paid on the outstanding shares of Duke Energy common stock. Upon termination of Mr. Anderson’s employment with Duke Energy, all unvested equity awards at the time of termination will be forfeited. However, if Mr. Anderson’s employment with Duke Energy is terminated as a result of his death, disability or by Duke Energy without “cause” as defined in the employment agreement, two events will occur as follows: (1) a portion of each unvested equity award will vest immediately, with such portion vesting equal to the number of full calendar months elapsed between November 1, 2003 and the time of termination, divided by thirty-eight; and (2) all vested stock options will become immediately exercisable. All outstanding equity awards will vest immediately upon the occurrence of a “change-in-control” (as defined in the Duke Energy 1998 Long-Term Incentive Plan).

Mr. Anderson generally is not entitled to retirement, health or welfare benefits, or perquisites, or to participate in any such plan or program, except for the following: (1) vacation; (2) medical and dental health care to the extent available generally to senior executives of Duke Energy and their eligible dependents; (3) participation in the Duke Energy Retirement Cash Balance Plan for purposes of determining his eligibility to qualify for early or normal retirement, but not for any other purpose, including eligibility for pay credits or other benefits; (4) reimbursement by Duke Energy for the reasonable cost of financial and tax planning and advisory services incurred through December 31, 2005, including payment of a tax gross-up (such that Mr. Anderson effectively is not taxed on the value of such reimbursement); (5) reimbursement by Duke Energy for certain identified costs associated with the relocation of Mr. Anderson’s principal residence to Charlotte, including payment of a tax-gross up (such that Mr. Anderson effectively is not taxed on the value of such reimbursement) where applicable and consistent with Duke Energy’s standard relocation policy; and (6) reimbursement by Duke Energy for any North Carolina income taxes on income realized by Mr. Anderson during the agreement term from certain identified sources that would otherwise not have been subject to such taxes but for his relocation to Charlotte.

The benefits to which Mr. Anderson became entitled under various plans and agreements from his previous employment with Duke Energy or its predecessor entities are unaffected by the employment agreement. Likewise, Mr. Anderson’s employment under the agreement will not be deemed or counted as service with Duke Energy or a predecessor entity for any purpose, including the determination of retirement dates under such plans and agreements. For security reasons, Mr. Anderson is required by Duke Energy to use Duke Energy aircraft for his business travel. Mr. Anderson is also permitted to use Duke Energy aircraft for his personal travel within North America; however, pursuant to the April 4, 2006 amendment to his employment agreement, effective June 1, 2006, Mr. Anderson will be required to pay the cost of personal travel on Duke Energy aircraft in accordance with standard rates and policies. Mr. Anderson is responsible for any income taxes resulting from such aircraft usage. However, to the extent Mr. Anderson incurs expenses associated with his spouse accompanying him on business travel, Mr. Anderson receives reimbursement for those expenses from Duke Energy, including payment of a tax-gross up (such that Mr. Anderson effectively is not taxed on the value of any such reimbursement). The agreement contains restrictive covenants related to confidentiality that continue following the agreement term.

Mr. Rogers

On April 4, 2006, Duke Energy entered into a three-year employment agreement with Mr. Rogers to provide for his employment as Chief Executive Officer and President, effective as of the closing of the merger with Cinergy Corp. on April 3, 2006. The employment agreement supersedes his employment agreement with Cinergy Corp., except as described below.

Under the employment agreement, Mr. Rogers will not receive a base salary and will not be eligible to participate in cash bonus programs. Instead, he will be compensated substantially through the following equity awards. First, Mr. Rogers received an option to purchase 1,877,646 shares of Duke Energy common stock at a per share exercise price equal to the fair market value of a share on the date of grant. The option vests ratably in annual installments over three years. Mr. Rogers generally will be prohibited from selling stock acquired pursuant to the option until April 3, 2009 (or, if earlier, until his termination of employment). Second, Mr. Rogers received a phantom stock award covering 258,180 shares of Duke Energy common stock, one twelfth of which were vested upon grant and one-twelfth of which will vest the first day of each quarter thereafter. Finally, Mr. Rogers received a performance share award covering up to 322,800 shares of Duke Energy common stock. The award will vest in three equal tranches dependent upon the extent to which performance criteria established by the Board for each of 2006, 2007 and 2008 are satisfied. Any performance shares that do not vest will be forfeited. For 2006, the performance criteria are weighted 80% on Duke Energy’s ongoing diluted earnings per share and 20% on strategic performance goals that are substantially similar to the previously-established strategic objectives applicable to a portion of Mr. Anderson’s 2006 performance share opportunity for the period served as Duke Energy’s Chief Executive Officer. Mr. Rogers’ equity awards will vest in full upon death or disability, and if Mr. Rogers’ employment terminates for any other reason before April 3, 2009, a pro rata portion of each award will vest, and any vested option will remain exercisable for its full term of ten years, (or, in the event of a termination for cause, ninety days). The vested phantom stock units and performance shares will not be paid until April 3, 2009 (or, if earlier, upon termination of employment), and will earn currently payable cash dividend equivalents while they remain outstanding but unpaid.

Mr. Rogers generally is not eligible to participate in Duke Energy’s benefit plans, but he will be permitted to participate in Duke Energy’s medical and dental plans if he pays the required premiums. Mr. Rogers is also entitled to certain fringe benefits (such as an annual physical and transitional financial planning services incurred through April 15, 2007) and reimbursement for certain costs associated with his relocation to Charlotte. Mr. Rogers also remains entitled to benefits under legacy plans and agreements of Cinergy, but Mr. Rogers’ rights to such benefits will be unaffected – neither enhanced nor diminished – by his employment with Duke Energy.

For security reasons, Mr. Rogers’ is required by Duke Energy to use Duke Energy aircraft for his business travel. Mr. Rogers is also permitted to use Duke Energy aircraft for his personal travel within North America; however, Mr. Rogers will be required to pay for the cost of personal travel on Duke Energy aircraft in accordance with standard rates and policies. Mr. Rogers is responsible for any income taxes resulting from such aircraft usage. However, to the extent Mr. Rogers incurs expenses associated with his spouse accompanying him on business travel, Mr. Rogers receives reimbursement for those expenses from Duke Energy, including payment of a tax gross-up (such that Mr. Rogers effectively is not taxed on the value of any such reimbursement). The agreement contains restrictive covenants related to confidentiality that continue following the agreement term.

Upon his termination of employment by Duke Energy without cause or by Mr. Rogers for good reason, as those terms are defined in the employment agreement, Mr. Rogers would be entitled (upon execution of a release of claims) to the severance benefits to which he would have been entitled under his prior employment agreement with Cinergy Corp. had his employment terminated immediately following the closing of the merger of Cinergy Corp. and Duke Energy (but in the case of any such termination of employment more than two years after the closing of the merger, as if the merger had not occurred). Generally, this would entitle Mr. Rogers to cash severance equal to three times the sum of his salary and bonus, determined by reference to his employment at Cinergy Corp., together with certain other benefits (such as continued welfare benefits). Moreover, if any payment made to Mr. Rogers is subject to the “golden parachute” excise tax imposed under the Internal Revenue Code, Duke Energy will make a tax gross-up payment to Mr. Rogers to hold him harmless from the effect of such excise tax. The agreement contains restrictive covenants related to confidentiality that continue following the agreement term.

Other Named Executive Officers

Except as described below, Duke Energy does not have any agreement with Messrs. Fowler, Mogg and Hauser and Dr. Shaw, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. Duke Energy had entered into severance agreements with Mr. Fowler and Dr. Shaw and change-in-control agreements with Messrs. Fowler, Mogg and Hauser and Dr. Shaw, all of which became effective on August 18, 1999. The severance agreements for Mr. Fowler and Dr. Shaw currently remain in effect on a month-to-month basis or for such longer period as may be mutually agreed upon by the parties. Change-in-control agreements dated August 18, 1999 for Messrs. Fowler, Mogg and Hauser and Dr. Shaw were terminated effective August 18, 2005, concurrent with execution of new change-in-control agreements, dated July 1, 2005, with Messrs. Fowler, Mogg and Hauser and Dr. Shaw. The July 1, 2005 change-in-control agreements have an initial term of two years, after which time the agreements automatically extend, unless six months prior written notice is provided, from the first date of each month for one additional month. The principal terms and conditions of the severance agreements and change-in-control agreements are described below.

The severance agreements for Mr. Fowler and Dr. Shaw provide for severance payments and benefits to the executive in the event of termination of employment other than upon death, disability, for “cause” (as defined in the severance agreements) by Duke Energy or voluntarily by the executive as follows: (1) a lump-sum payment equal to two times the sum of the executive’s then-current base salary and target bonus, plus a pro rata amount of the executive’s target bonus for the year in which the termination occurs; (2) a lump-sum payment equal to the present value of the amount Duke Energy would have contributed or credited to the executive’s qualified and nonqualified pension and savings accounts during the two years following the termination date; (3) continued medical, dental and basic life insurance coverage for a two-year period following the termination date or retiree medical benefits, if the executive would have become eligible for such benefits within two years following the termination date, from the date of eligibility; and (4) continued vesting of long-term incentive awards, including stock options or restricted stock but excluding certain performance share awards, held but not vested or exercisable on or before the termination date, in accordance with their terms for two years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their term has not expired. If Mr. Fowler and Dr. Shaw receive a payment under their severance agreements, no payment will be made under certain performance share awards. The severance agreements contain restrictive covenants which prohibit Mr. Fowler and Dr. Shaw from competing with Duke Energy or soliciting employees or customers of Duke Energy for one year following termination, and from disclosing certain confidential information. The severance agreements shall cease to have any effect if the executive’s termination of employment is covered under his or her change-in-control agreement (see below).

The change-in-control agreements dated July 1, 2005 (which became effective August 18, 2005) for Messrs. Fowler, Mogg and Hauser and Dr. Shaw provide for payments and benefits to the executive in the event of termination of employment within two years after a “change-in-control” by Duke Energy without “cause” or by the executive for “good reason” (each such term as defined in the agreements) as follows: (1) a lump-sum cash payment equal to a pro-rata amount of the executive’s target bonus for the year in which the termination occurs; (2) a lump-sum cash payment equal to two times the sum of the executive’s annual base salary and target annual bonus opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “good reason”; (3) continued medical, dental and basic life insurance coverage for a two-year period following termination or, alternatively, a lump-sum cash payment equal to the aggregate cost of such coverage based on the premium costs of such coverage for former employees under COBRA, or the anticipated cost for such coverage for internal accounting purposes; (4) a lump-sum cash payment representing the present value of the amount Duke Energy would have allocated or contributed to the executive’s qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive’s accounts as of the date of termination that would have vested during such two year period; and (5) continued vesting of long-term incentive awards, including awards of stock options but excluding awards of restricted stock, held but not vested or exercisable on the termination date, in accordance with their terms for two years following the termination date, with any options or similar rights thereafter remaining exercisable for 90 days, if their terms have not expired. If the executive would have become eligible for normal retirement at age sixty-five within the two-year period following termination, the two times multiple or two year period mentioned above will be reduced to the period from the termination date to the executive’s normal retirement date. Messrs. Fowler, Mogg and Hauser and Dr. Shaw are also entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred by them in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change-in-control agreement otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event Messrs. Fowler, Mogg and Hauser and Dr. Shaw become entitled to payments and benefits under the change-in-control agreement, they would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions. “Change-in-control” does not include (1) Duke Energy’s merger with Cinergy or (2) the disposition of all or substantially all of the assets of Duke Energy or a complete liquidation or dissolution of Duke Energy approved by the shareholders that in either case results from the separation of Duke Energy’s gas and electric businesses.

Duke Energy granted a performance share award to Mr. Mogg on August 18, 1999, which contains restrictive covenants which prohibit him from competing with Duke Energy or soliciting employees or customers of Duke Energy for two years following termination of employment.

Duke Energy had entered into a benefits agreement with Mr. Mogg effective May 25, 1995, as an inducement to accept a transfer to Denver, Colorado to Duke Energy Field Services, LLC. Upon assuming the position, Mr. Mogg ceased to participate in benefit plans of Duke Energy. The agreement was replaced by a new agreement effective August 4, 2001, following Duke Energy’s conversion from a final average pay to a cash balance pension plan, and was subsequently clarified on March 29, 2004, following Mr. Mogg’s relocation to Charlotte to assume his current role. The agreement requires Mr. Mogg, in the event of his decision to retire from Duke Energy, to provide Duke Energy with no less than 30 days’ notice in advance of his effective date of retirement. In addition, the agreement provides that Mr. Mogg will receive, following termination of employment as a result of retirement, a supplemental credit to his Executive Cash Balance Plan (“ECBP”) account, or a cash payment in lieu of the supplemental credit to his ECBP account if such plan is not then active. The amount of the credit, or payment, will be equal to the positive difference, if any, between the following: (1) the present value at such time of the aggregate benefits to which Mr. Mogg would have been entitled under the Duke Energy Retirement Cash Balance Plan (“RCBP”) and the ECBP upon termination of employment with Duke Energy if his employment since June 29, 1995, had been with Texas Eastern Transmission Corporation, and (2) the present value at such time of the aggregate benefits to which Mr. Mogg is entitled under the RCBP and the ECBP, and under any similar program(s) provided by Duke Energy Field Services, LLC, upon the termination of his employment with Duke Energy, but adjusted to negate the effect of any prior distributions. The RCBP and ECBP are described more fully below under “Retirement Plan Information.” Upon Duke Energy’s conversion from a final average pay to a cash balance pension plan for certain employees effective January 1, 1999, Mr. Mogg received a supplemental credit to his ECBP account of $404,536, representing the projected difference in the benefits described above attributable to service earned for the period from May 25, 1995, to December 31, 1998. Assuming Mr. Mogg had retired effective January 1, 2006, the additional amount which would have been credited to his ECBP account for the difference in the benefits described above from January 1, 1999, to December 31, 2005, is estimated to be $44,940. Mr. Mogg is also entitled under the agreement to reimbursement for certain enhanced retiree medical costs plus a tax gross-up (such that Mr. Mogg effectively is not taxed on the value of any such reimbursement), which will be paid in a lump sum amount of $8,175 following Mr. Mogg’s retirement.

Duke Energy had entered into a supplemental compensation agreement with Dr. Shaw effective September 1, 1992, to induce her to accept employment with Duke Energy. The agreement was replaced by a new agreement effective January 1, 1997, following Duke Energy’s conversion from a final average pay to a cash balance pension plan, to ensure Dr. Shaw’s benefits under the agreement were treated consistently with the conversion of benefits of other similarly-situated employees, while recognizing the provisions of the previous agreement. The January 1, 1997 agreement provided for the addition of $50,000 to Dr. Shaw’s supplemental account in the ECBP effective January 1, 1997. In addition, if Dr. Shaw’s employment is terminated by Duke Energy without cause prior to her reaching age sixty-two, upon attaining age sixty-two, Dr. Shaw will be paid a retirement supplement lump sum cash payment equal to $2,475,000, less the sum of her account balances as of her termination date in the RCBP and ECBP, with such sum increased at a rate of 7% per year from the date of her termination to age sixty-two. If Dr. Shaw becomes disabled or dies after terminating employment with Duke Energy but before reaching age sixty-two, Dr. Shaw, or in the event of her death Dr. Shaw’s designated beneficiary, will be paid a lump-sum cash payment equal to the present value of the age sixty-two retirement supplement discounted at a rate of 7% per year to the date of her disability. If Dr. Shaw dies while employed at Duke Energy, Dr. Shaw’s designated beneficiary will be paid an amount equal to 1.5 times Dr. Shaw’s annual base pay at the time of her death. An additional provision provided that Dr. Shaw was credited for twenty years of service for the purpose of determining vacation benefits.

Retention Awards

On April 4, 2006, Duke Energy granted retention awards to several of its executive officers, including Mr. Hauser and Dr. Shaw. Pursuant to these awards, Mr. Hauser will receive $1,000,000 and

Dr. Shaw will receive $900,000 if they remain employed with Duke Energy until April 4, 2008 or upon an earlier death or disability, or, in the event of a “change in control” of Duke Energy, upon a voluntary termination for “good reason” or an involuntary termination without “cause,” as each of those terms is defined in the retention award agreement within two years following a change in control. In addition, Dr. Shaw’s award provides that she will be entitled to a severance payment equal to two times the sum of her annual base salary and target short-term incentive opportunity if, during the first quarter of 2007, she voluntarily terminates her employment for any reason or her employment is involuntarily terminated without “cause.” In no event will Dr. Shaw be entitled to receive both retention and severance payments under this retention award.

Retirement Plan Information

Except as provided below, the Named Executive Officers and other eligible employees of Duke Energy and its affiliated companies participate in the RCBP, which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. In addition, selected managers are eligible to participate in the ECBP, which is a noncontributory, defined benefit retirement plan that is not intended to satisfy such requirements. In response to the enactment of Section 409A of the Internal Revenue Code, which imposes new requirements for the successful deferral of compensation, the ECBP was divided into two parts, one of which includes only benefits earned and vested before January 1, 2005, to which the new requirements do not apply, and the other of which includes benefits to which the new requirements do apply and which is intended to satisfy those requirements. Benefits earned in the ECBP are attributable to (i) compensation in excess of the annual compensation limit ($210,000 for 2005 and $220,000 for 2006) under the Internal Revenue Code that applies to the determination of pay credits under the RCBP, (ii) certain deferred compensation that is not recognized by the RCBP, (iii) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($170,000 for 2005 and $175,000 for 2006) under the Internal Revenue Code that applies to the RCBP, and (iv) supplemental benefits granted to a particular participant. Generally, benefits earned in the RCBP and the ECBP vest upon completion of five years of service, and vested benefits become payable upon termination of employment with Duke Energy and attainment of age 55.

The benefit accrual formula used to determine pay credits under the RCBP and the ECBP is based upon eligible pay, generally consisting of base pay, overtime, short-term incentives and lump-sum merit increases. The RCBP excludes eligible pay in excess of the annual compensation limit under the Internal Revenue Code, while the ECBP excludes eligible pay up to such limit. The RCBP excludes deferred compensation other than deferrals pursuant to Sections 401(k) or 125 of the Internal Revenue Code. Under the RCBP and ECBP benefit accrual formula, a participating employee’s account receives a pay credit at the end of each month in which the employee remains eligible for the respective plan and receives eligible pay for services. The monthly pay credit is equal to a percentage of the employee’s monthly eligible pay. The percentage depends on age and completed years of service at the beginning of the year, as shown below:

Age and Service	Monthly Pay Credit Percentage
34 or less	4%
35 to 49	5%
50 to 64	6%
65 or more	7%

In addition, there is an additional 4% pay credit for any portion of eligible pay above the Social Security taxable wage base ($90,000 for 2005 and $94,200 for 2006). Participant accounts also receive monthly interest credits on their balances. The rate of the interest credit is adjusted quarterly and equals the yield on 30-year U.S. Treasury Bonds during the third week of the last month of the previous quarter, subject to a minimum rate of 4% per year and a maximum rate of 9% per year.

Assuming that the Named Executive Officers continue in their present positions at their present salaries and target bonus opportunities until retirement at age 65, their estimated annual pensions in a single life annuity form under the RCBP and ECBP attributable to such salaries and bonuses would be: Fred J. Fowler, $316,248; Jimmy W. Mogg, $277,624; David L. Hauser, $265,536; and Ruth G. Shaw, $258,391. These estimates are calculated assuming interest credits at an annual rate of 4% and using a 2005 Social Security taxable wage base equal to $90,000, increasing 4.5% annually. Paul M. Anderson participates in the RCBP only for purposes of determining his eligibility to qualify for early or normal retirement; he does not participate in the ECBP. Mr. Rogers does not participate in the RCBP or the ECBP.

On March 31, 2006, in accordance with an employment agreement term sheet that was previously negotiated by Cinergy, Duke Energy and Mr. Rogers in connection with the merger, Cinergy Corp. entered into an agreement with Mr. Rogers to credit the lump sum equivalent of the accrued retirement benefit that Mr. Rogers had earned, as of the merger, under the terms of the Cinergy Corp. Excess Pension Plan, Cinergy Corp. Supplemental Executive Retirement Plan and his Cinergy employment agreement (collectively, the “SERP”) to Mr. Rogers’ account under the Cinergy Corp. 401(k) Excess Plan in cancellation of Mr. Rogers’ SERP benefit.

Deferred Compensation Agreement

In 1992, PSI Energy, Inc. entered into a deferred compensation agreement with Mr. Rogers. Except for earnings on amounts previously deferred, Mr. Rogers is not accruing any additional benefits under this agreement. The agreement provides that upon termination of his employment, for any reason other than death, Mr. Rogers will receive two, 15-year annual cash benefits, each beginning the first January thereafter. Payment of the first annual cash benefit will commence no later than January 2010 and will range from $341,000 if payment begins in January 2007 to $554,000 if payment begins in January 2010. Payment of the second annual cash benefit will commence no earlier than January 2008 and no later than January 2010 and will range from $179,000 to $247,000. Comparable amounts are payable if Mr. Rogers dies before these payments begin.

Report of the Corporate Governance Committee

Philosophy and Responsibilities

We believe that sound corporate governance has three components: (i) Board independence, (ii) processes and practices that foster solid decision-making by both management and the Board of directors, and (iii) balancing the interests of all of our stakeholders – our investors, customers, employees, the communities we serve and the environment.

The Committee’s function is to: (i) identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend that the Board select the director nominees for the next annual meeting of shareholders; (ii) recommend to the Board directors for committee membership and chairpersons of the committees; (iii) develop and recommend to the Board a set of corporate governance principles applicable to the Company; and (iv) oversee the evaluation of the Board and management. The Committee’s charter is available on our website at www.duke-energy.com/investors/governance, the material terms of which are described below.

Membership.   The Committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

Responsibilities.   The Committee’s responsibilities include, among other things: (i) implementing policies regarding corporate governance matters; (ii) assessing the Board’s membership needs and recommending nominees; (iii) recommending to the Board those directors to be selected for membership on, or removal from, the various Board committees and those directors to be designated as chairs of Board committees; and (iv) sponsoring and overseeing performance evaluations for the Board as a whole, the directors and management.

Investigations and Evaluations.   The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at the Company’s expense, and in the Committee’s sole discretion, consultants to assist in such work as the Committee deems necessary. In addition, the Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by the Company. Finally, the Committee conducts an annual self-evaluation of its performance.

Governance Initiatives

All of our Board committee charters, as well as our Principles for Corporate Governance and Code of Business Ethics are available on our website at www.duke-energy.com/investors/governance and are available in print upon request. Any amendment to or waiver from our code of business conduct and ethics for executive officers or directors must be approved by the Board and will be posted on our website. Additionally, during 2005 our Board held 4 executive sessions with independent directors only.

Director Candidates

Profile.   We look for the following characteristics in any candidate for nominee to serve on our Board:

•              fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness.

•              a genuine interest in Duke Energy and a recognition that, as a member of the Board, one is accountable to the shareholders of Duke Energy, not to any particular interest group.

•             a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization.

•              present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations.

•             no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to Duke Energy and its shareholders.

•             the ability and willingness to spend the time required to function effectively as a director.

•             compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Duke Energy as a director.

•             independent opinions and willingness to state them in a constructive manner.

•              willingness to become a shareholder of Duke Energy (within a reasonable time of election to the Board).

Nominees.   The Committee may engage a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the Board standing for re-election. The third party’s responsibility is to recommend, based on surveys of the then-current Board members and the profile described above, the characteristics, skills and experiences that may complement our existing members and, to the extent possible, provide recommendations for nominees with such attributes. The Committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee’s experiences and skills. In addition, the Committee considers the shareholder-nominee’s independence with respect to both the Company and the nominating shareholder. All of the nominees on the proxy card are current members of our Board and were recommended by the Committee.

Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to Corporate Governance Committee, c/o Corporate Secretary, Duke Energy Corporation, P.O. Box 1006, Charlotte, NC 28201-1006. The notice must set forth: (a) as to each person whom the shareholder proposes to nominate for election as director:

•              the name and address of the recommending shareholder(s), and the class and number of shares of capital stock of Duke Energy that are beneficially owned by the recommending shareholder(s);

•              a representation that the recommending shareholder(s) is a holder of record of stock of Duke Energy entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•              the name, age, business address and principal occupation and employment of the recommended nominee;

•             any information relevant to a determination of whether the recommended nominee meets the criteria for Board of Directors membership established by the Board of Directors and/or the Corporate Governance Committee;

•             any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable New York Stock Exchange rules and Securities and Exchange Commission rules and regulations, all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee’s business experience over the past five years, (2) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and Duke Energy or Duke Energy’s management;

•             a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the recommending shareholder(s);

•             a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation, (2) affirming the recommended nominee’s willingness to be a director and (3) consenting to serve as a director if so elected;

•             if the recommending shareholder(s) has beneficially owned more than 5% of Duke Energy’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

•             if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

•              all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee’s business experience, (2) the class and number of shares of capital stock of Duke Energy, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and Duke Energy’s management.

Resignation and Retirement Policies

Our Principles for Corporate Governance, set forth our procedures if a director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote.

The Corporate Governance Committee is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this Policy are set out in our Principles for Corporate Governance, which is posted on our website at www.duke-energy.com/investors/governance.

Shareholder Communications with Directors

Shareholders can communicate with any of our directors by writing to our Corporate Secretary at the following address:

Corporate Secretary
Duke Energy Corporation
P.O. Box 1006
Charlotte, NC 28201-1006

Shareholders can communicate with our lead director by writing to the following address:

Lead Director
c/o Corporate Secretary
Duke Energy Corporation
P.O. Box 1006
Charlotte, NC 28201-1006

Our Corporate Secretary will distribute communications to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Duke Energy Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is filtered out is made available to any director upon request.

Corporate Governance Committee
Ann M. Gray (Chair)
Michael G. Browning
William T. Esrey
Dennis R. Hendrix
Michael E.J. Phelps
Mary L. Schapiro

Performance Graph

Comparison of Five-Year Cumulative Total Return Among Duke Energy Corporation, S&P 500 Index and DJ Utilities

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	Dec00	Dec01	Dec02	Dec03	Dec04	Dec05
DUKE ENERGY CORP	100	94.65	49.05	54.80	71.31	80.61
S&P 500 INDEX	100	88.11	68.64	88.33	97.94	102.75
S&P COMPOSITE 1500 ELECTRIC UTILITIES	100	84.17	72.09	89.83	111.73	129.44

Other Information

Certain Relationships and Related Transactions

Mr. Cox serves as chief executive officer of Cox Financial Corporation, a company that acts as a broker with respect to the Company’s executive life insurance program. Cox Financial Corporation earned approximately $28,925 related to these services in 2005. As of March 17, 2006, Cox Financial Corporation no longer had an interest in this insurance program.

Discretionary Voting Authority

As of the date this proxy statement went to press, Duke Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the annual meeting. If any other matters are properly presented at the annual meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Duke Energy’s directors and executive officers, and any persons owning more than ten percent of Duke Energy’s common stock, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Duke Energy. We prepare and file these reports on behalf of our directors and executive officers. During 2005, one Form 4 reporting a transaction by Mr. Fowler was filed after its due date. To our knowledge, all other Section 16(a) reporting requirements applicable to our directors and executive officers were complied with during 2005.

Proposals and Business by Shareholders

We plan to hold our 2007 annual meeting on May 10, 2007. If you wish to submit a proposal for inclusion in the proxy statement for our 2007 annual meeting of shareholders, we must receive it by December 1, 2006.

In addition, if you wish to introduce business at our 2007 annual meeting (besides that in the Notice of the meeting), you must send us written notice of the matter. Your notice must comply with the requirements of our bylaws, and we must receive it no earlier than January 10, 2007 and no later than February 9, 2007. The individuals named as proxy holders for our 2007 annual meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

Your proposal or notice should be mailed to Duke Energy’s Corporate Secretary at P.O. Box 1006, Charlotte, North Carolina 28201-1006.

Electronic Delivery of the 2006 Annual Report and Proxy Materials

If you received a paper version of this year’s proxy materials, please consider signing up for electronic delivery of next year’s materials. Electronic delivery reduces Duke Energy’s printing and postage costs associated with paper publications. You will be notified immediately by e-mail when next year’s annual report and proxy materials are available. E-delivery makes it more convenient for shareholders to cast their votes on issues that affect Duke Energy.

In order to enroll for electronic delivery, go to www.icsdelivery.com/duk and follow the instructions. You will need to enter a valid email address along with your social security number.

If you elect to receive your Duke Energy materials via the Internet, you can still request paper copies by contacting Investor Relations at (800) 488-3853 or by e-mail at InvestDUK@duke-energy.com.

Householding Information

Duke Energy has adopted a procedure called “householding”, which has been approved by the SEC, for shareholders of record on February 1, 2003. Under this procedure, a single copy of the annual report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings, or InvestorDirect Choice Plan statement mailings, in any way.

This year, we are seeking consent to householding from shareholders who became shareholders of record after February 1, 2003, and from shareholders who have previously revoked their consent but wish to now participate in householding. If you provide your consent this year or have already consented to householding, householding will continue until you are notified otherwise or until you notify Investor Relations by telephone at (800) 488-3853, by e-mail at InvestDUK@duke-energy.com, or by mail at P.O. Box 1005, Charlotte, NC 28201-1005, that you wish to continue to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our annual report and proxy statement mailed to you, please submit your request to Investor Relations at the number or address above. We will promptly send additional copies of the annual report and proxy statement upon receipt of such request.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

APPENDIX A

DUKE ENERGY CORPORATION
2006 LONG-TERM INCENTIVE PLAN

1.   PURPOSE OF THE PLAN

The purpose of the Corporation’s 2006 Long-Term Incentive Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation’s ability to attract, motivate and retain key employees and directors of the Corporation upon whose judgment, initiative and efforts the financial success and growth of the business of the Corporation largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Corporation.

2.   DEFINITIONS

Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

(a)      “Award” means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Phantom Stock, Stock Bonus or Dividend Equivalent granted under the Plan.

(b)      “Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c)      “Board” means the Board of Directors of the Corporation.

(d)      “Change in Control” shall have the meaning specified in Section 13 hereof.

(e)      “Code” means the Internal Revenue Code of 1986, as amended.

(f)       “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.

(g)      “Common Stock” means the common stock of the Corporation, without par value, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.

(h)      “Corporation” means Duke Energy Corporation, a Delaware corporation.

(i)       “Date of Grant” means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.

(j)       “Dividend Equivalent” means an Award under Section 12 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

(k)      “Effective Date” means the Effective Date of this Plan, as defined in Section 16.1 hereof.

(l)       “Eligible Person” means any person who is an Employee or an Independent Director.

(m)     “Employee” means any person who is a key employee of the Corporation or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, “Employee” means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

(n)      “Fair Market Value” of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate (but in any event such amount shall not be less than fair market value within the meaning of section 409A of the Code).

(o)      “Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

(p)      “Independent Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary.

(q)      “Nonqualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.

(r)       “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

(s)       “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(t)       “Performance Award” means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) at the end of a performance period if certain conditions established by the Committee are satisfied.

(u)      “Phantom Stock” means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

(v)       “Plan” means this 2006 Long-Term Incentive Plan as set forth herein, and as it may be further amended from time to time.

(w)      “Restricted Stock” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(x)       “Section 162(m)” means section 162(m) of the Code and the Treasury Regulations thereunder.

(y)      “Section 162(m) Participant” means any Participant who, in the sole judgment of the Committee, could be treated as a “covered employee” under Section 162(m) at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under Section 162(m).

(z)       “Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

(aa)     “Stock Bonus” means an Award under Section 11 hereof entitling a Participant to receive an unrestricted share of Common Stock.

(bb)    “Subsidiary” means an entity that is wholly owned, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee, provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall not include any entity that does not qualify within the meaning of section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.

3.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1.     Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 60,000,000 shares of Common Stock. Shares of Common Stock that are issued in connection with all Awards other than Options and SARs shall be counted against the 60,000,000 limit described above as four shares of Common Stock for every one share of Common Stock that is issued in connection with such Award. No more than 60,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or treasury stock. If any share of Common Stock that is the subject of an Award is not issued and ceases to be issuable for any reason, or is forfeited, canceled or returned to the Corporation for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, such share of Common Stock will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Common Stock covered by an Award granted under the

Plan shall not be counted unless and until it is actually issued or transferred to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Stock that is covered by the Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein, (A) Common Stock tendered in payment of the exercise price of an Option shall not be added to the aggregate Plan limit described above; (B) Common Stock withheld by the Corporation to satisfy a tax withholding obligation shall not be added to the aggregate Plan limit described above; (C) Common Stock that is repurchased by the Corporation with Option proceeds shall not be added to the aggregate Plan limit described above and (D) all Common Stock covered by an SAR, to the extent that it is exercised and settled in Common Stock, and whether or not Common Stock is actually issued or transferred to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

3.2.     Adjustments. If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 3.1 hereof, (ii) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m)) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of section 424(a) of the Code.

4.   ADMINISTRATION OF THE PLAN

4.1.     Committee Members. Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a “nonemployee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and/or the requirements for an “outside director” under Section 162(m). The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

4.2.     Discretionary Authority. Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.3.     Changes to Awards. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of an existing Award without the approval of the Corporation’s shareholders. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

4.4.     Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Corporation the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any Section 162(m) Participant.

4.5.     Awards to Independent Directors. An Award to an Independent Director under the Plan shall be approved by the Board. With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5.   ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 14 hereof between the Corporation and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6.   STOCK OPTIONS

6.1.     Grant of Option. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any one Participant during any  one calendar year shall be limited to 3,000,000 shares (subject to adjustment as provided in Section 3.2 hereof).

6.2.     Exercise Price. The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

6.3.     Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. An Option may become vested and exercisable upon a Participant’s retirement, death, disability, Change in Control or other event, to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant’s employment or other service with the Corporation or any Subsidiary.

6.4.     Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Corporation together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (v) at the discretion of the Committee, by a combination of the methods described above or (vi) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

6.5.     Limited Transferability. Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

6.6.     Additional Rules for Incentive Stock Options.

(a)     Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Corporation, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under section 422(d) of the Code), determined in accordance with section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking options into account in the order in which granted.

(b)     Termination of Employment. An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

(c)     Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(d)     Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.   STOCK APPRECIATION RIGHTS

7.1.     Grant of SARs. A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 3,000,000 shares (subject to adjustment as provided in Section 3.2 hereof).

7.2.     Tandem SARs. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

7.3.     Freestanding SARs. A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of an SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

7.4.     Payment of SARs. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee as set forth in the Award Agreement, in cash, in shares of Common Stock valued at their Fair Market Value on the date of exercise, or in a combination of cash and shares of Common Stock.

8.   RESTRICTED STOCK

8.1.     Grants of Restricted Stock. An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price. The Committee may grant Awards of Restricted Stock that are intended to qualify for exemption under Section 162(m), as well as Awards of Restricted Stock that are not intended to so qualify.

8.2.     Vesting Requirements. The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Award of Restricted Stock that is intended to qualify for exemption under Section 162(m), the vesting requirements shall be limited to the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof. The maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 600,000 shares (subject to adjustment as provided in Section 3.2 hereof).

8.3.     Restrictions. Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

8.4.     Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement.

8.5.     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Corporation.

9.   PERFORMANCE AWARDS

9.1.     Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). The Committee may grant Performance Awards that are intended to qualify for exemption under Section 162(m), as well as Performance Awards that are not intended to so qualify. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award granted to a Section 162(m) Participant that is intended to qualify for exemption under Section 162(m).

9.2.     Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period.

9.3.     Performance Criteria. The performance criteria upon which the payment or vesting of a Performance Award intended to qualify for exemption under Section 162(m) may be based shall be limited to the following business measures, which may be applied with respect to the Corporation, any Subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; fuel cost per million BTU; costs per kilowatt hour; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. In the case of Performance Awards that are not intended to qualify for exemption under Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine it its sole discretion.

9.4.     Section 162(m) Requirements. In the case of a Performance Award granted to a Section 162(m) Participant that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish a Performance Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Section 162(m) Participants to whom Performance Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a Performance Award granted to a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable performance goal has been satisfied. The maximum amount of compensation that may be payable under Performance Units granted to any one Participant during any one calendar year shall not exceed $3,750,000. The maximum number of Common Stock units that may be subject to a Performance Share Award granted to any one Participant during any one calendar year shall be 600,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10.   PHANTOM STOCK

10.1.   Grant of Phantom Stock. Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years from the Date of Grant.

10.2.   Payment of Phantom Stock. Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof.

11.   STOCK BONUS

11.1.   Grant of Stock Bonus. An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price.

11.2    Payment of Stock Bonus. In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable.

12.   DIVIDEND EQUIVALENTS

12.1.   Grant of Dividend Equivalents. A Dividend Equivalent granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

12.2.   Payment of Dividend Equivalents. Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee. Dividend Equivalents shall be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement. Dividend Equivalents granted with respect to Options shall be payable, in accordance with the terms and in compliance with section 409A of the Code, regardless of whether the Option is exercised.

13.   CHANGE IN CONTROL

13.1.   Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

13.2.   Definition of Change in Control. Except as otherwise provided by the Committee in an Award Agreement, for purposes hereof, a “Change in Control” shall be deemed to have occurred upon:

(a)      an acquisition subsequent to the Effective Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary;

(b)      during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(c)      the consummation of a merger, consolidation, reorganization or similar corporate transaction which has been approved by the shareholders of the Corporation, whether or not the Corporation is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization;

(d)      the consummation of (A) the sale or other disposition of all or substantially all of the assets of the Corporation or (B) a complete liquidation or dissolution of the Corporation, which has been approved by the shareholders of the Corporation (in each case, exclusive of any transactions or events resulting from the separation of the Corporation’s gas and electric businesses); or

(e)      adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Corporation;

provided that no Change in Control shall be deemed to have occurred in regard to any transactions contemplated by the Agreement and Plan of Merger dated as of May 8, 2005 by and among Duke

Energy Corporation, Cinergy Corp., Deer Holding Corp., Deer Acquisition Corp. and Cougar Acquisition Corp., as it may be amended.

14.   AWARD AGREEMENTS

14.1.   Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards intended to qualify for exemption under Section 162(m) shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

14.2.   Termination of Service. The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with or other services to the Corporation and all Subsidiaries, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

14.3.   Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

14.4.   Contract Rights; Amendment. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. No Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Corporation. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement. In accordance with such procedures as the Corporation may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

15.   GENERAL PROVISIONS

15.1.   No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant’s death.

15.2.   Deferrals of Payment. The Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Unless otherwise expressly agreed between the Participant and the Corporation, any such deferral shall be effected in accordance with the requirements of section 409A of the Code so as to avoid any imposition of a tax under section 409A of the Code.

15.3.   Rights as Shareholder. A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities. Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits.

15.4.   Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Corporation or any Subsidiary.

15.5.   Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.6.   Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that, if shares of

Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required.

15.7.   Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Corporation’s creditors to discharge its obligations under the Plan.

15.8.   Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

15.9.   Plan Binding on Successors. The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

15.10. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

15.11. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.12. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

15.13. Non-U.S. Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

15.14. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

16.   EFFECTIVE DATE, TERMINATION AND AMENDMENT

16.1.   Effective Date; Shareholder Approval. The Effective Date of the Plan shall be the date on which the Plan is approved by the Board (provided that, to the extent the Plan is not approved by the shareholders of the Corporation within 12 months after the Effective Date, any Award that at the time of grant was intended to be an Incentive Stock Option shall be a Nonqualified Stock Option).

16.2.   Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date the Plan is adopted by the Board. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

16.3.   Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation’s shareholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan or for certain types of Awards under Section 3.1 hereof, or (iii) allow the grant of SARs or Options at an exercise price below Fair Market Value, or allow the repricing of SARs or Options without shareholder approval. In addition, the Board may seek the approval of any amendment or modification by the Corporation’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or section 422 of the Code, the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

IN WITNESS OF its adoption by the Board on             , 2006, this Plan is executed on behalf of the Corporation this       day of             , 2006.

DUKE ENERGY CORPORATION

By:
TITLE

C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735

VOTE BY INTERNET -www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, October 23, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Duke Energy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, October 23, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Duke Energy Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DUKEE1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

DUKE ENERGY CORPORATION

The Board of Directors recommends a vote “For All” Director nominees.

1.	Election of fifteen directors:
01)	Roger Agnelli	09)	James H. Hance, Jr.	→	For	Withhold	For All	To withhold authority to vote, mark “For All
02)	Paul M. Anderson	10)	Dennis R. Hendrix	All	All	Except	Except” and write each withheld nominee’s
03)	William Barnet, III	11)	Michael E.J. Phelps	number on the line below.
04)	G. Alex Bernhardt, Sr.	12)	James T. Rhodes
05)	Michael G. Browning	13)	James E. Rogers	☐	☐	☐
06)	Phillip R. Cox	14)	Mary L. Schapiro
07)	William T. Esrey	15)	Dudley S. Taft
08)	Ann Maynard Gray

The Board of Directors recommends a vote “For” Proposals 2 and 3.
↓
For	Against	Abstain

2.	Approval of the Duke Energy Corporation 2006 Long-Term Incentive Plan.	☐	☐	☐

3.	Ratification of Deloitte & Touche LLP as Duke Energy’s independent public accountant for 2006.	☐	☐	☐

I have provided written comments on the back of this card.	☐

Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Directions to

Special Meeting of Shareholders

Duke Energy

Energy Center

526 South Church Street

Charlotte, NC 28202

From I-77 North:

Take the Morehead Street exit - 10A

Turn Left onto Morehead Street

Turn Left onto Mint Street

Mint Street Parking Deck located adjacent to Bank of America Stadium

From I-77 South:

Take the I-277/John Belk Freeway/US-74/Wilkinson Blvd. exit - 9B

Merge onto I-277 N/US-74 E.

Take the Carson Blvd. exit - 1D

Stay straight to Carson Blvd.

Turn Left onto Mint Street

Mint Street Parking Deck located adjacent to Bank of America Stadium

Free parking available in the Mint Street Parking Deck.

1 - Energy Center

2 - Mint Street Parking Deck

3 - Bank of America Stadium

DUKE ENERGY CORPORATION

Annual Meeting of Shareholders

October 24, 2006 at 10:00 a.m.

Energy Center - O.J. Miller Auditorium

526 South Church Street

Charlotte, North Carolina

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James E. Rogers, David L. Hauser, Julia S. Janson and Marc E. Manly, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of Common Stock of Duke Energy Corporation of the undersigned at the annual meeting of shareholders to be held in the Energy Center, 526 South Church Street, Charlotte, North Carolina, on October 24, 2006 and at any adjournment thereof, upon all subjects that may come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the individuals designated above will vote for the election of all director nominees, in accord with the directors’ recommendations on the other subjects listed on this card and at their discretion on any other matter that may come before the meeting.

Your vote for the election of directors may be indicated on the reverse. Nominees are: Roger Agnelli, Paul M. Anderson, William Barnet, III, G. Alex Bernhardt, Sr., Michael G. Browning, Phillip R. Cox, William T. Esrey, Ann Maynard Gray, James H. Hance, Jr., Dennis R. Hendrix, Michael E.J. Phelps, James T. Rhodes, James E. Rogers, Mary L. Schapiro and Dudley S. Taft.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)